                                                                    Exhibit 99.1

                               FINANCING AGREEMENT

                  Financing Agreement, dated as of January 26, 2004, by and among each direct and indirect subsidiary of Foster Wheeler Limited, a company organized under the laws of England (the "Parent"), listed as a "Borrower" on the signature pages hereto (each a "Borrower" and collectively, the "Borrowers"), each direct and indirect subsidiary of the Parent listed as a "Guarantor" on the signature pages hereto (each a "Guarantor" and collectively, the "Guarantors"), the other parties named herein, the financial institutions from time to time party hereto (each a "Lender" and collectively, the "Lenders"), Saberasu Japan Investments II B.V., a company organized under the laws of The Netherlands ("Saberasu"), as collateral agent for the Lenders (in such capacity, the "Collateral Agent"), and Saberasu, as administrative agent for the Lenders (in such capacity, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents").

                                    RECITALS

                  The Borrowers have asked the Lenders to extend credit to the Borrowers consisting of a revolving credit facility in an aggregate principal amount not to exceed $45,000,000 at any time. The proceeds of the loans made under the revolving credit facility shall be used for general working capital purposes of the Borrowers and to pay fees and expenses related to this Agreement. The Lenders are severally, and not jointly, willing to extend such credit to the Borrowers subject to the terms and conditions hereinafter set forth.

                  In consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                           DEFINITIONS; CERTAIN TERMS

                  Section 1.01 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

                  "Accession Agreement" means a letter, substantially in the form of Exhibit A (Form of Accession Agreement), with such amendments as the Collateral Agent and the Administrative Borrower may agree.

                  "Account Debtor" means each debtor, customer or obligor in any way obligated on or in connection with any Account Receivable.

                  "Account Receivable" means, with respect to any Person, any and all rights of such Person to payment for goods sold and/or services rendered, including accounts, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future, and any proceeds arising therefrom or relating thereto, but excluding any GST or VAT.

                  "Action" has the meaning specified therefor in Section 12.12.

                  "Additional Jurisdictions" has the meaning specified therefor in Section 8.01.

                  "Additional Party" means the parties identified as Additional Parties on Schedule 1.01(C).

                  "Administrative Agent" has the meaning specified therefor in the preamble hereto.

                  "Administrative Agent's Account" means the account of the Administrative Agent specified in Schedule 1.01(B) or such other account at a bank designated by the Administrative Agent from time to time as the account into which the Loan Parties shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents.

                  "Administrative Borrower" has the meaning specified therefor in Section 12.16.

                  "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an "Affiliate" of any Loan Party.

                  "Affiliate Payments" has the meaning specified therefor in
Section 7.02(h).

                  "Agent" has the meaning specified therefor in the preamble hereto.

                  "Agreement" means this Financing Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

                  "Anniversary Fee" has the meaning specified therefor in
Section 2.06(b).

                  "Applicable Bankruptcy Law" means all applicable bankruptcy laws in any relevant jurisdiction, including, without limitation, the United States Bankruptcy Code (11 U.S.C. ss. 101, et seq.), the Insolvency Act 1986 (United Kingdom), the Insolvency Act, No. 24 of 1936 (South Africa) and the Australian Corporations Act 2001 (Cth), in each case as the same may be amended from time to time, and including an successor statute.

                  "Applicable Jurisdictions" has the meaning specified therefor in Section 8.01.

                  "Applicable Margin" means (a) if the aggregate principal amount of outstanding Loans is $10,000,000 or less, 3%, (b) if the aggregate principal amount of outstanding Loans is greater than $10,000,000 and less than or equal to $20,000,000, (i) for the first $10,000,000 of such aggregate principal amount, 3% and (ii) for the remaining portion of such aggregate principal amount, 6%, (c) if the aggregate principal amount of outstanding Loans is greater than $20,000,000 and less than or equal to $30,000,000, (i) for the first $10,000,000 of such aggregate principal amount, 3%, (ii) for the second $10,000,000 of such aggregate principal amount, 6% and (iii) for the remaining portion of such aggregate principal amount, 9%, (d) if the aggregate principal amount of outstanding Loans is greater than $30,000,000, (i) for the first $10,000,000 of such aggregate principal amount, 3%, (ii) for the second $10,000,000 of such aggregate principal amount, 6%, (iii) for the third $10,000,000 of such aggregate principal amount, 9%, and (iv) for the remaining portion of such aggregate principal amount, 17.5%, provided that if the Applicable Margin is 17.5%, the Reference Rate shall be deemed to be 0% for the purposes of Section 2.04(a).

                  "Assignment and Acceptance" means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Collateral Agent, in accordance with Section 12.07 hereof and substantially in the form of Exhibit F hereto or such other form acceptable to the Collateral Agent.

                  "Authorized Officer" means, with respect to any Person, the chief executive officer, chairman, chief financial officer, president, executive vice president, any vice president, secretary or any director of such Person.

                  "Availability" means, at any time, the difference between (i) the lesser of (A) the Borrowing Base and (B) the Total Commitment and (ii) the outstanding principal amount of the Loans at such time.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States.

                  "Board of Directors" means, with respect to any Person, the board of directors (or comparable managers) of such Person or any committee thereof duly authorized to act on behalf of the board.

                  "Borrower" has the meaning specified therefor in the preamble hereto and in addition, shall mean any Guarantor designated as a "Borrower" from time to time pursuant to Section 11.06.

                  "Borrowing Base" means, at any time, an amount equal to the U.S. Dollar Equivalent of the difference between (i) the lowest of (A) the aggregate amount of the Specified Parties' cash collections in respect of Accounts Receivable, excluding any portion of such cash collections constituting VAT, GST or Intercompany Accounts Receivable, for the ten-week period immediately preceding the date on which the most recent Borrowing Base Certificate is delivered to the Agent and (B) 200% of the Combined EBITDA of the Specified Parties (other than Excluded EBITDA) for the most recently completed twelve month period for which a monthly financial statement has been delivered or was required to be delivered pursuant to Section 7.01(a), provided that if the EBITDA for the Loan Parties is less than $10,000,000 for such twelve month period, the maximum amount of this clause (B) shall be 320% of the EBITDA of the Loan Parties for such period, and (ii) such reserves as the Administrative Agent reasonably determines is appropriate in the exercise of its reasonable business judgment based upon the reasonable lending practices of the Administrative Agent, provided that
(a) the Administrative Agent shall provide at least one Business Day prior written notice to the Administrative Borrower of each such reserve under this clause (ii)(B), (b) in the absence of a continuing Default or Event of Default, the Administrative Agent agrees to consult with the Administrative Borrower regarding each such reserve under this clause (ii)(B), except that, unless otherwise agreed to by the Administrative Agent, each such reserve shall be effective upon delivery of the written notice referred to in clause (a), and (c) in the event that the outstanding principal amount of the Loans exceeds the Borrowing Base after giving effect to such reserve, the Borrowers shall repay such excess principal amount within seven (7) Business Days, provided that the Lenders shall have no obligation to make further Loans to the Borrowers until such excess principal amount has been repaid and provided further that the Borrowers shall repay such excess principal amount immediately if any Default or Event of Default shall have occurred and be continuing.

                  "Borrowing Base Certificate" means a certificate signed by an Authorized Officer of the Administrative Borrower and setting forth the calculation of the Borrowing Base in compliance with Section 7.01(a)(vi), substantially in the form of Exhibit D.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, London or Amsterdam are authorized or required to close.

                  "Capital Expenditures" means, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on a consolidated balance sheet having a useful life or more than one year, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period, and (ii) to the extent not covered by clause (i) above, the aggregate of all expenditures by such Person and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the Capital Stock of, any other Person.

                  "Capital Guideline" means any law, rule, regulation, policy, guideline or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) of any central bank or Governmental Authority (i) regarding capital adequacy, capital ratios, capital requirements, the calculation of a bank's capital or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by any Lender or any Person controlling any Lender or the manner in which any Lender or any Person controlling any Lender allocates capital to any of its contingent liabilities (including letters of credit), advances, acceptances, commitments, assets or liabilities.

                  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

                  "Capitalized Lease" means, with respect to any Person, any lease of real, heritable or personal property by such Person as lessee which is
(i) required under GAAP to be capitalized on the balance sheet of such Person or
(ii) a transaction of a type commonly known as a "synthetic lease" (i.e. a lease transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).

                  "Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Cash and Cash Equivalents" means all cash and any presently existing or hereafter arising deposit account balances, certificates of deposit or other financial instruments properly classified as cash equivalents under GAAP.

                  "Change of Control" means each occurrence of any of the following:

                  (a) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act), other than a Permitted Holder, of beneficial ownership of more than 33% of the aggregate outstanding voting power of the Capital Stock of Foster Wheeler Bermuda, but excluding any shares held by directors or officers pursuant to law or otherwise, and any shares held under management incentive compensation programs;

                  (b) Foster Wheeler Bermuda shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting power of the Capital Stock of the Parent and each Additional Party, free and clear of all Liens (other than Liens granted hereunder and Permitted Liens), but excluding any shares held by directors or officers pursuant to law or otherwise, and any shares held under management incentive compensation programs;

                  (c) (i) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Foster Wheeler Bermuda (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Foster Wheeler Bermuda was approved by a vote of at least a majority the directors of the Foster Wheeler Bermuda then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the Board of Directors of the Foster Wheeler Bermuda, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent was approved by a vote of at least a majority the directors of the Parent then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the Board of Directors of the Parent;

                  (d) except as otherwise permitted under Section 7.02(l) with respect to the South African Entities, the Parent shall cease to have beneficial ownership (as defined in

Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting power of the Capital Stock of each Loan Party, free and clear of all Liens (other than any Liens granted hereunder and Permitted Liens);

                  (e) (i) Foster Wheeler Bermuda, the Parent, any Loan Party or any Additional Party consolidates with or merges into another entity or conveys, transfers or leases all or substantially all of its property and assets to another Person, or (ii) any entity consolidates with or merges into Foster Wheeler Bermuda, the Parent, any Loan Party or any Additional Party in a transaction pursuant to which the outstanding voting Capital Stock of Foster Wheeler Bermuda, the Parent, such Loan Party or such Additional Party is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction described in this clause (ii) in which either (A) in the case of any such transaction involving Foster Wheeler Bermuda
(x) no person or group (within the meaning of Section 13(d)(3) of the Exchange
Act), other than a Permitted Holder, has, directly or indirectly, acquired beneficial ownership of more than 33% of the aggregate outstanding voting Capital Stock of Foster Wheeler Bermuda and (y) Foster Wheeler Bermuda has beneficial ownership of 100% of the aggregate voting power of the Capital Stock of the Parent and each Additional Party, free and clear of all Liens (other than Liens granted hereunder and Permitted Liens) or (B) in the case of any such transaction involving the Parent or a Loan Party, Foster Wheeler Bermuda has beneficial ownership of 100% of the aggregate voting power of the Capital Stock of the Parent and the Parent has beneficial ownership of 100% of the aggregate voting power of all Capital Stock of the resulting, surviving or transferee entity; or

                  (f) Ian M. Bill or N. Christopher Holt shall cease to be involved in the day to day operations and management of the business of the Parent and the Loan Parties, and in either case, (i) an interim successor reasonably acceptable to the Collateral Agent and the Lenders is not appointed on terms reasonably acceptable to the Collateral Agent and the Lenders within 45 days of such cessation of involvement and (ii) a permanent successor reasonably acceptable to the Collateral Agent and the Lenders is not appointed on terms reasonably acceptable to the Collateral Agent and the Lenders within 120 days of such cessation of involvement.

                  "Claim" has the meaning specified therefor in Section 2.08(d).

                  "Closing Fee" has the meaning specified therefor in Section 2.06(a).

                  "Collateral" means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

                  "Collateral Agent" has the meaning specified therefor in the preamble hereto.

                  "Collateral Agent Advances" has the meaning specified therefor in Section 10.08(a).

                  "Collection Account" and "Collection Accounts" have the meanings specified therefor in Section 8.01(a).

                  "Collection Account Bank" has the meaning specified therefor in Section 8.01(a).

                  "Combined EBITDA" means, with respect to the Specified Parties for any period, the Combined Net Income of the Specified Parties for such period, plus (i) without duplication, the sum of the following amounts of the Specified Parties for such period and to the extent deducted in determining Combined Net Income of the Specified Parties for such period: (A) Combined Net Interest Expense, (B) income tax expense (whether federal, state, local, foreign or otherwise), (C) depreciation expense, (D) amortization expense, (E) pension expense calculated under GAAP, including, without limitation, the rules of FAS 87, (F) management fees and royalties paid to any Affiliate of such Person, and
(G) a restructuring and severance charge in the amount of (x) for any twelve month period ending on or prior to December 31, 2003, (pound)1,300,000, (y) for any twelve month period ending on or prior to December 31, 2004, (pound)2,000,000, and (z) for any twelve month period ending on or prior to December 31, 2005, (pound)1,000,000, less (ii) without duplication, the sum of the following amounts of the Specified Parties for such period and to the extent utilized in determining Combined Net Income of such the Specified Parties for such period: (A) interest income (including capitalized interest) for such period with respect to Indebtedness owing by any Affiliate of such Person, (B) all non-cash gains arising from or related to any sale-leaseback transaction, and (C) cash payments made in respect of any pension plan.

                  "Combined Net Income" means, with respect to the Specified Parties for any period, the net income (loss) of the Specified Parties for such period, determined on a combined basis and in accordance with GAAP, but excluding from the determination of Combined Net Income (without duplication)
(a) any extraordinary or non recurring gains or losses or gains or losses from Dispositions, (b) effects of discontinued operations and (c) interest income.

                  "Combined Net Interest Expense" means, with respect to the Specified Parties for any period, the gross interest expense of the Specified Parties for such period determined on a combined basis and in accordance with GAAP (including, without limitation, (x) interest expense paid to Affiliates of any such Person and (y) capitalized interest), less (i) the sum of (A) interest income (including capitalized interest) for such period and (B) gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense), plus (ii) the sum of (A) losses for such period on Hedging Agreements (to the extent not included in gross interest expense) and (B) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense), in each case, determined on a combined basis and in accordance with GAAP. Anything to the contrary notwithstanding, Combined Net Interest Expense shall not be less than zero.

                  "Commitment" means, with respect to each Lender, the commitment of such Lender to make Loans to the Borrowers in the amount set forth opposite such Lender's name in Schedule 1.01(A) hereto, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement.

                  "Concentration Account" has the meaning specified therefore in
Section 8.01(a).

                  "Consolidated Net Income" means, with respect to any Person for any period, the U.S. Dollar Equivalent of the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP.

                  "Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any warranties or performance guarantees extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                  "Covered Taxes" means any Taxes other than Excluded Taxes.

                  "Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

                  "Disposition" means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of Inventory in the ordinary course of business on ordinary business terms.

                  "Dollar," "Dollars" and the symbol "$" each means lawful money of the United States of America.

                  "EBITDA" means with respect to any Additional Party or the Loan Parties, for any period, the portion of the Combined EBITDA of the Specified Parties for such period which is attributable to such Additional Party or the Loan Parties, as applicable.

                  "Effective Date" means the date, on or before January 26, 2004, on which all of the conditions precedent set forth in Section 5.01 are satisfied or waived and the initial Loans are made or become available.

                  "Environment" means all or any of the following media, namely ambient air, water (including groundwater), land and any organisms/ecological systems supported by those media.

                  "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, criminal, civil, judicial or administrative proceeding, judgment, letter or other communication from any Person or Governmental Authority alleging or relating to
(a) violations of applicable Environmental Laws or Environmental Permits or (b) Releases of Hazardous Materials (i) at, from or affecting any assets, properties or businesses owned or operated by the Parent, any Loan Party or any of its Subsidiaries or any predecessor in interest; or (ii) onto or from any facilities which received Hazardous Materials generated by the Parent, any Loan Party or any of its Subsidiaries or any predecessor in interest.

                  "Environmental Laws" means (a) all international, European Union, national, federal, state, regional, local and foreign laws (including common law), together with all subordinate legislation, including, without limitation, regulations relating to the Environment, the Release of any Hazardous Materials into the Environment and which are in force from time to time; (b) all legally binding directives, statutory guidance notes and codes of practice made or issued under or pursuant to any such laws described in clause
(a) above, which are in force from time to time; (c) all legally binding judicial and administrative interpretations of each of the foregoing from time to time, including any change in, amendment, or modification to or re-enactment, consolidation or re-interpretation of any such Environmental Laws from time to time; (d) a provision of a law or a law, which relates to an aspect of environmental planning, and (e) the environmental legislation, regulations and laws in place in the United Kingdom, Australia and South Africa from time to time, including, but not limited to, in the case of South Africa, the Atmospheric Pollution Prevention Act No. 45 of 1965, the Hazardous Substances Act, No. 15 of 1973, the Environment Conservation Act, No. 73 of 1989, and the National Water Act, No. 26 of 1998.

                  "Environmental Liabilities and Costs" means all liabilities, monetary obligations, costs of Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, consultants or other professional advisors and reasonable costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by the Parent, any Loan Party or any of its Subsidiaries or (ii) any facility which received Hazardous Materials generated by the Parent, any Loan Party or any of its Subsidiaries.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "Environmental Permit" means any authorization, permission, consent, license or approval required to be obtained by a Loan Party under applicable Environmental Laws for the operation of any assets, property or business carried on by the Parent or any Loan Party.

                  "Euro" means the single currency introduced in the member states of the European Union which adopted the single currency in accordance with the Treaty of Rome of March 25, 1957, as amended by, inter alia, the Treaty of European Union of February 7, 1992 establishing the European Union and by the European Council of Madrid on December 16, 1995.

                  "Event of Default" means any of the events set forth in
Section 9.01.

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

                  "Exchange Rate" means, for any date of determination, the nominal rate of exchange (vis-a-vis Dollars) for a currency other than Dollars published on or by Tenfore Systems (or if Tenfore Systems is not available, any comparable service selected by the Administrative Agent) on the date of determination, expressed as the number of units of such other currency per one Dollar.

                  "Excluded EBITDA" means as of any month-end date, with respect to the period beginning January 1, 2004 and ending as of such date, or beginning with the month-end date of January 31, 2005 and each month-end date thereafter, with respect to the twelve month period ending as of such date, the amount by which the Combined EBITDA of all Additional Parties and Excluded Subsidiaries for such period exceeds the lesser of (x) $7,500,000 or (y) 30% of the Combined EBITDA for all Specified Parties for such period.

                  "Excluded Subsidiary" means (i) any Subsidiary of the Parent which, under the terms of the Senior Note Indenture as in existence on the date hereof, may not guarantee or become obligated for any of the Obligations without simultaneously guaranteeing the obligations under the Senior Note Indenture, and may not pledge any of its assets as security for the Obligations without simultaneously pledging such assets as security for the obligations under the Senior Note Indenture, (ii) any Subsidiary of the Parent which may not guarantee or become obligated for any of the Obligations and may not pledge any of its assets as security for the Obligations without violating any applicable law, the terms of the U.S. Bank Agreement as in existence on the date hereof or any Material Contract to which such Subsidiary is a party on the date hereof, (iii) any Subsidiary of the Parent, all or substantially all of the assets of which are pledged to a third party on the date hereof, and (iv) the Subsidiaries of the Parent listed on Schedule 1.01(D).

                  "Excluded Taxes" means Taxes imposed on the net income received or receivable by any Agent, Lender or Transferee under the law of any jurisdiction, where such Taxes would not have been imposed but for a present connection between that jurisdiction and the relevant Agent, Lender or Transferee (except a connection arising solely from such Agent, Lender or Transferee having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Loan Document).

                  "Extraordinary Receipts" means any cash received by the Parent or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.05(c)(iii) or (iv) hereof), including, without limitation, (i) foreign, federal, state or local tax refunds,
(ii) pension plan reversions, (iii) proceeds of insurance (other than any such proceeds received by an Excluded Subsidiary which, pursuant to contract, applicable law or court order, such Excluded Subsidiary is required to pay to any third-party),
(iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (v) condemnation awards (and payments in lieu thereof), (vi) indemnity payments and (vii) any purchase price adjustment received in connection with any purchase agreement.

                  "Facility" means each of (i) the real and heritable property known as Shinfield Park, located in Reading, England, and (ii) the real and heritable property known as Foley House, located in Glasgow, Scotland, including, without limitation, the land on which such facility is located, all buildings and other improvements thereon, all fixtures located at or used in connection with such facility, all whether now or hereafter existing.

                  "FAS 87" means Statement of Financial Accounting Standards No. 87, Employer's Accounting for Pensions, issued by the Financial Accounting Standards Board of the Financial Accounting Foundation in December 1985, as amended, supplemented or replaced from time to time.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Field Survey and Audit" means a field survey and audit of the Parent and the Loan Parties and an appraisal of the Collateral performed by auditors, examiners and/or appraisers selected by the Collateral Agent, at the sole cost and expense of the Borrowers.

                  "Final Maturity Date" means January 25, 2006, or such earlier date on which any Loan shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.

                  "Financial Statements" means (i) the audited consolidated balance sheet of the Parent and its Subsidiaries for the Fiscal Year ended on or near December 31, 2002, and the related consolidated profit and loss account for the Fiscal Year then ended, (ii) the unaudited consolidated balance sheet of the Parent and its Subsidiaries for the ten months ended October 31, 2003 and the related consolidated statement of operations and cash flows for the ten months then ended, and (ii) the unaudited combined balance sheet of the Specified Parties for the ten months ended October 31, 2003 and the related consolidated statement of operations and cash flows for the ten months then ended.

                  "Fiscal Year" means the fiscal year of the Parent and its consolidated Subsidiaries ending on or near December 31 of each calendar year.

                  "Foster Wheeler Bermuda" means Foster Wheeler Limited, a company organized under the laws of Bermuda.

                  "Foster Wheeler Energy" means Foster Wheeler Energy Limited, a company organized under the laws of England.

                  "Foster Wheeler QLD" means Foster Wheeler (QLD) Pty Limited, a company organized under the laws of Australia.

                  "FW Properties" means Foster Wheeler Properties (Proprietary) Limited (Registration No: 2000/019167/07).

                  "FW South Africa" means Foster Wheeler South Africa (Proprietary) Limited (Registration No: 1992/002805/07).

                  "GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of Section 7.03 hereof and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect in the United States on the date hereof and consistent with those used in the preparation of the Financial Statements, provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 7.03 hereof, the Collateral Agent and the Administrative Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 7.03 hereof shall be calculated as if no such change in GAAP has occurred.

                  "Governmental Authority" means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "GST" means any Australian goods and services tax, together with any related interest, penalties, fines or other charge.

                  "Guaranteed Obligations" has the meaning specified therefor in
Section 11.01.

                  "Guarantor" means (i) each Subsidiary of the Parent listed as a "Guarantor" on the signature pages hereto, and (ii) each other Person which guarantees, pursuant to Section 7.01(b) or otherwise, all or any part of the Obligations.

                  "Guaranty" means (i) the guaranty of each Guarantor party hereto contained in ARTICLE XI hereof, and (ii) each guaranty, in form and substance satisfactory to the Collateral Agent, made by any other Guarantor in favor of the Collateral Agent for the benefit of the Lenders pursuant to Section 7.01(b) or otherwise.

                  "Hazardous Material" means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, or hazardous waste, under applicable Environmental Laws or that alone or in combination with other substances is regulated under applicable Environmental Laws, including, without limitation, any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Laws and which is present in the Environment in such quantity or state that it contravenes any applicable Environmental Laws; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components (including, without limitation, asbestos and asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under applicable Environmental Laws.

                  "Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

                  "Highest Lawful Rate" means, with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

                  "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person's business and not outstanding for more than 90 days after the date such payable was created); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iv) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all obligations and liabilities, calculated on a basis satisfactory to the Collateral Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (viii) all Contingent Obligations and (ix) all obligations referred to in clauses (i) through (x) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is able to exercise control

(whether through the ownership of Capital Stock, by contract or otherwise) over the management of such partnership or joint venture (as applicable).

                  "Indemnified Matters" has the meaning specified therefor in
Section 12.15.

                  "Indemnitees" has the meaning specified therefor in Section 12.16.

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any Applicable Bankruptcy Law.

                  "Intellectual Property Rights" means patents, trade marks, service marks, logos, get-up, trade names, rights in domain names, rights in designs, copyright (including rights in computer software) and moral rights, database rights, semi-conductor topography rights, utility models, rights in know-how and other intellectual property rights, in each case whether registered or unregistered and including applications for registration, and all rights or forms of protection having equivalent or similar effect anywhere in the world.

                  "Intercompany Accounts Receivable" means Accounts Receivable for which the Account Debtor is an Affiliate of any Loan Party, excluding Accounts Receivable from an Affiliate that is related to a client contract.

                  "Internal Revenue Code" means the United States Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

                  "Inventory" means, with respect to any Person, all goods and merchandise of such Person, including, without limitation, all raw materials, work-in-process, packaging, supplies, materials and finished goods of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired.

                  "Lease" means any lease of real or heritable property to which the Parent, any Loan Party or any of its Subsidiaries is a party as lessor or lessee.

                  "Lender" has the meaning specified therefor in the preamble hereto.

                  "Liabilities" has the meaning specified therefor in Section 2.07.

                  "Lien" means any mortgage, standard security, assignation of rents, deed of trust, pledge, lien (statutory or otherwise), hypothecation, security interest, charge, option or right of pre-emption or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any agreement, assignment, deposit arrangement, trust, other arrangement (including set-off or combination) or financing lease intended as, or having the effect of, security.

                  "Loan" means a revolving credit loan made by an Agent or a Lender to the Borrowers pursuant to ARTICLE II hereof.

                  "Loan Account" means an account maintained hereunder by the Administrative Agent on its books of account at the Payment Office, and with respect to the Borrowers, in which the Borrowers will be charged with all Loans made to, and all other Obligations incurred by, the Borrowers.

                  "Loan Document" means this Agreement, any Guaranty, any Accession Agreement, any Security Agreement (including any Standard Security), any Mortgage, any UCC Filing Authorization Letter, any Note, and any other agreement, instrument, and other document executed and delivered pursuant hereto or thereto or which is designated as a "Loan Document" by the parties thereto or otherwise evidencing or securing any Loan or any other Obligation.

                  "Loan Party" means any Borrower and any Guarantor.

                  "Loan Servicing Fee" has the meaning specified therefor in
Section 2.06(d).

                  "Loan Usage Servicing Fee" has the meaning specified therefor in Section 2.06(e).

                  "Material Adverse Effect" means a material adverse effect on any of (i) the operations, business, assets, properties, condition (financial or otherwise) or prospects of (A) any Borrower, (B) the Loan Parties taken as a whole, (C) the Parent and its Subsidiaries taken as a whole or (D) the Specified Parties taken as a whole, (ii) the ability of the Parent or any Loan Party to perform any of its obligations under any Loan Document to which it is a party,
(iii) the legality, validity or enforceability of this Agreement or any other Loan Document, (iv) the rights and remedies of any Agent or any Lender under any Loan Document, or (v) the validity, perfection or priority of a Lien in favor of the Collateral Agent for the benefit of the Lenders on any of the Collateral.

                  "Material Contract" means, with respect to any Person, (i) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable after the date hereof to or by such Person or such Subsidiary of (pound)6,000,000 or more (or an equivalent amount in any other currency as of any date) (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days' notice without penalty or premium) and (ii) all other contracts or agreements material to the business, operations, condition (financial or otherwise), performance, prospects or properties of such Person or such Subsidiary.

                  "Maximum Amount" means $45,000,000.

                  "Minimum Interest Rate" means (a) if the aggregate principal amount of outstanding Loans is $10,000,000 or less, 7%, (b) if the aggregate principal amount of outstanding Loans is greater than $10,000,000 and less than or equal to $20,000,000, (i) for the first $10,000,000 of such aggregate principal amount, 7% and (ii) for the remaining portion of such aggregate principal amount, 10%, (c) if the aggregate principal amount of outstanding Loans is greater than $20,000,000 and less than or equal to $30,000,000, (i) for the first $10,000,000 of such aggregate principal amount, 7%, (ii) for the second $10,000,000 of such aggregate principal amount, 10% and (iii) for the remaining portion of such aggregate principal amount, 13%, (d) if the aggregate principal amount of outstanding Loans is greater than $30,000,000, (i) for the first $10,000,000 of such aggregate principal amount, 7%, (ii) for the second $10,000,000 of such aggregate principal amount, 10%, (iii) for the third $10,000,000 of such outstanding portion of such aggregate principal amount, 13%, and (iv) for the remaining portion of such aggregate principal amount, 17.5%. Anything to the contrary notwithstanding, but subject to Section 12.19, the maximum rate of interest hereunder shall not exceed 17.5% or, at any time that the Post-Default Rate is in effect, 19.5%.

                  "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

                  "Mortgage" means a mortgage (including, without limitation, a leasehold mortgage), deed of trust or deed to secure debt, in form and substance satisfactory to the Collateral Agent, made by a Borrower or Guarantor in favor of the Collateral Agent for the benefit of the Lenders, securing the Obligations and delivered to the Collateral Agent pursuant to Section 5.01(d), Section 7.01(b), Section 7.01(o) or otherwise.

                  "Net Cash Proceeds" means, (i) with respect to any Disposition by any Person or any of its Subsidiaries, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (without duplication) (A) the amount of any Indebtedness secured by any Lien permitted by Section 7.02(a) on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement),
(B) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, including reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees, and other similar fees and commissions, (C) transfer or similar taxes paid to any taxing authorities by such Person or such Subsidiary in connection with or as a result of such Disposition, (D) VAT and/or GST and (E) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements) and (ii) with respect to the issuance or incurrence of any Indebtedness by any Person or any of its Subsidiaries, or the sale or issuance by any Person or any of its Subsidiaries of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary in connection therewith, after deducting therefrom only (without duplication) (A) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, (B) transfer or similar taxes paid by such Person or such Subsidiary in connection with or as a result of such issuance, sale or incurrence and (C) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements); in each case of clause (i) and
(ii) to the extent, but only to the extent, that the amounts so deducted are (x) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof; provided, however, that in the case of taxes that are deductible under clause (i)(B) or (ii)(B) above but for the fact that, at the time of receipt of such cash, such taxes have not been actually paid or are not then payable, the Parent, such Loan Party or such Subsidiary may deduct an amount (the "Reserved Amount") equal to the amount reserved in accordance with GAAP for the Parent's, such Loan Party's or such Subsidiary's reasonable estimate of such taxes, other than taxes for which the Parent, such Loan Party or such Subsidiary is indemnified, provided further, however, that at the time such taxes are paid, an amount equal to the amount, if any, by which the Reserved Amount for such taxes exceeds the amount of such taxes actually paid shall constitute "Net Cash Proceeds" of the type for which such taxes were reserved for all purposes hereunder.

                  "New Lending office" has the meaning specified therefor in
Section 2.08(e).

                  "Note" means a debenture in the form of Exhibit G.

                  "Notice of Borrowing" has the meaning specified therefor in
Section 2.02(a).

                  "Obligations" means all present and future indebtedness, obligations, and liabilities of each Borrower and Guarantor to the Agents and the Lenders, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 9.01. Without limiting the generality of the foregoing, the Obligations of each Borrower and Guarantor under the Loan Documents include
(a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of such Person.

                  "Operating Lease Obligations" means all obligations for the payment of rent for any real, heritable or personal property under leases or agreements to lease, other than Capitalized Lease Obligations. For avoidance of doubt, the lease for the Shinfield Park Facility will be deemed an Operating Lease.

                  "Parent" has the meaning specified therefor in the preamble hereto.

                  "Participant Register" has the meaning specified therefor in
Section 12.07(b)(v).

                  "Payment Office" means the Administrative Agent's office located at the address set forth in Schedule 1.01(B), or at such other office or offices of the Administrative Agent as may be designated in writing from time to time by the Administrative Agent to the Collateral Agent and the Administrative Borrower.

                  "Permitted Holder" means any current or future holder of any or all of (a) the following securities, and any holders of securities exchanged for, or converted from, the following: (i) the Senior Notes issued by Foster Wheeler LLC pursuant to the Senior Note Indenture, (ii) the 6.5% Convertible Subordinated Notes due 2007 issued by Foster Wheeler Bermuda, (iii) the 9% Trust Preferred Securities and debt issued by Foster Wheeler Holdings Ltd. pursuant to the Junior Subordinated Indenture dated as of January 13, 1999, as amended and supplemented from time to time, and (iv) debt related to the Robbins Exit Funding Agreement to which Foster Wheeler LLC is a party dated as of October 15, 1999, and (b) the Indebtedness under the U.S. Bank Agreement.

                  "Permitted Indebtedness" means:

                  (a) any Indebtedness owing to any Agent and any Lender under this Agreement and the other Loan Documents;

                  (b) any other Indebtedness listed on Schedule 7.02(b), and the extension of maturity, refinancing or modification of the terms thereof; provided, however, that (i) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Loan Parties and the Lenders than the terms of the Indebtedness being extended, refinanced or modified and (ii) after giving effect to such extension, refinancing or modification, the amount of such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification;

                  (c) Indebtedness evidenced by Capitalized Lease Obligations entered into in order to finance Capital Expenditures made by the Loan Parties in accordance with the provisions of Section 7.02(g), which Indebtedness, when aggregated with the principal amount of all Indebtedness incurred under this clause (c) and clause (d) of this definition, does not exceed (pound)2,000,000 (or an equivalent amount in any other currency as of any date) at any time outstanding;

                  (d) Indebtedness permitted by clause (d) or (e) of the definition of "Permitted Lien";

                  (e) Indebtedness permitted under Section 7.02(e);

                  (f) other unsecured Indebtedness not to exceed
(pound)1,000,000 (or the equivalent amount in any other currency as of any date) in aggregate principal amount at any time outstanding;

                  (g) Contingent Obligations for letters of credit incurred in the ordinary course of business which (i) are fully cash collateralized or (ii) unsecured, provided that the aggregate stated amount of letters of credit permitted under this clause (ii) shall not exceed (pound)5,000,000 (or an equivalent amount in any other currency as of any date); and

                  (h) Subordinated Indebtedness.

                  "Permitted Investments" means (a) debt securities denominated in (i) Dollars or (ii) Euro or Sterling issued by any Person whose indebtedness is rated A-1 or better by Standard

& Poor's which are (in each case) not convertible into any other form of security, (b) debt securities denominated in Dollars or Euro or Sterling which are not convertible into any other form of security, rated P-1 by Moody's or A-1 by Standard & Poor's and not issued or guaranteed by any Borrower or Guarantor,
(iii) marketable obligations of or guaranteed by the U.S. government or U.K. government with not more than six months to maturity, and (iv) such other securities (if any) as are approved as such in writing by the Administrative Agent.

                  "Permitted Liens" means:

                  (a) Liens securing the Obligations;

                  (b) Liens imposed by law, such as carriers', suppliers', warehousemen's, mechanics', materialmen's and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                  (c) Liens described on Schedule 7.02(a), but not the extension of coverage thereof to other property or the extension of maturity, refinancing or other modification of the terms thereof or the increase of the Indebtedness secured thereby;

                  (d) (i) purchase money Liens on equipment acquired or held by any Loan Party or any of its Subsidiaries in the ordinary course of its business to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition of such equipment or (ii) Liens existing on such equipment at the time of its acquisition; provided, however, that (A) no such Lien shall extend to or cover any other property of the Parent or any Loan Party or any of its Subsidiaries, (B) the principal amount of the Indebtedness secured by any such Lien shall not exceed the lesser of 80% of the fair market value or the cost of the property so held or acquired and (C) the aggregate principal amount of Indebtedness secured by any or all such Liens shall not exceed at any one time outstanding (pound)100,000 (or an equivalent amount in any other currency as of any date);

                  (e) deposits and pledges of cash securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are incurred or otherwise arise in the ordinary course of business and secure obligations not past due;

                  (f) easements, zoning restrictions and similar encumbrances on real or heritable property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by the Parent, any Loan Party or any of its Subsidiaries in the normal conduct of such Person's business;

                  (g) Liens securing Indebtedness permitted by subsection (c) or subsection (g)(i) of the definition of Permitted Indebtedness;

                  (h) Liens for taxes, assessments or other governmental charges or levies that are (i) not yet delinquent or (ii) being contested in good faith and for which adequate reserves have been provided in accordance with GAAP, provided that, in the case of this clause (ii) the aggregate amount of the obligations secured by all such Liens shall not exceed (pound)100,000 (or an equivalent amount in any other currency as of any date), and provided further that the Administrative Agent may establish a reserve against the Borrowing Base for any such Lien; and

                  (i) customary bankers' liens and set-off rights with respect to deposit accounts.

                  "Person" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

                  "Pledged Subsidiary" means an Excluded Subsidiary described in clause (iii) or (iv) of the definition of such term.

                  "Post-Default Rate" means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2%, or, if a rate of interest is not otherwise in effect, the greater of (i) the Reference Rate plus the Applicable Margin plus 2% and (ii) the Minimum Interest Rate plus 2%.

                  "Process Agent" means CT Corporation.

                  "Process Agent Agreement" means an agreement, in form and substance satisfactory to the Agent, between the Process Agent, the Parent and each Loan Party, pursuant to which the Parent and each Loan Party shall appoint the Process Agent as its agent for the service of process in accordance with
Section 12.10 hereof.

                  "Pro Rata Share" means:

                  (a) with respect to a Lender's obligation to make Loans and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Commitment, by (ii) the Total Commitment, provided, that, if the Total Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Loans (including Collateral Agent Advances) and the denominator shall be the aggregate unpaid principal amount of all Loans (including Collateral Agent Advances), and

                  (b) with respect to all other matters (including, without limitation, the indemnification obligations arising under Section 10.05), the percentage obtained by dividing (i) the sum of such Lender's Commitment by (ii) the sum of the Total Commitment, provided, that, if such Lender's Commitment shall have been reduced to zero, such Lender's Commitment shall be deemed to be the aggregate unpaid principal amount of such Lender's Loans (including Collateral Agent Advances) and if the Total Commitment shall have been reduced to zero, the Total Commitment shall be deemed to be the aggregate unpaid principal amount of all Loans (including Collateral Agent Advances).

                  "Rating Agencies" has the meaning specified therefor in
Section 2.07.

                  "Reference Bank" means JPMorgan Chase Bank, its successors or any other commercial bank designated by the Administrative Agent to the Administrative Borrower from time to time.

                  "Reference Rate" means the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its reference rate, base rate or prime rate. The reference rate, base rate or prime rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Register" has the meaning specified therefor in
Section 12.07(b)(ii).

                  "Registered Loan" has the meaning specified therefor in
Section 12.07(b)(ii).

                  "Regulation T", "Regulation U" and "Regulation X" mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the Environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

                  "Relevant Extrajurisdictional Laws" means all applicable laws of any United States Governmental Authority including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, to the extent that such applicable laws (as such may be in effect from time to time) prohibit or restrict transactions with, involving or relating to, prohibited jurisdictions, currently including Cuba, North Korea, Libya, certain areas of the Balkans, Iran, the Sudan, Burma (Myanmar), Liberia, Sierra Leone, and Zimbabwe.

                  "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the Environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the Environment;
(iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) perform any other actions related to the foregoing which are required by any applicable Environmental Law.

                  "Required Lenders" means Lenders whose Pro Rata Share aggregate at least 51%.

                  "Securitization" has the meaning specified therefor in
Section 2.07.

                  "Securitization Parties" has the meaning specified therefor in
Section 2.07.

                  "Security Agreement" means (i) a security agreement (United Kingdom) made by a Loan Party in favor of the Collateral Agent for the benefit of the Lenders, substantially in the form of Exhibit B, securing the Obligations and delivered to the Collateral Agent, (ii) each fixed and floating charge/security agreement (Australia) made by a Loan Party in favor of the Collateral Agent for the benefit of the Lenders, in form and substance satisfactory to the Collateral Agent, securing the Obligations and delivered to the Collateral Agent, (iii) a security agreement (South Africa) made by a Loan Party in favor of the Collateral Agent for the benefit of the Lenders, in form and substance satisfactory to the Collateral Agent, securing the Obligations and delivered to the Collateral Agent, (iv) a Standard Security (Scotland) made by a Loan Party in favor of the Collateral Agent for the benefit of the Lenders, and
(v) an Assignation of Rents (Scotland) in favor of the Collateral Agent for the benefit of the Lenders, in form and substance satisfactory to the Collateral Agent, securing the Obligations and delivered to the Collateral Agent.

                  "Senior Note Indenture" means the indenture entered into between Foster Wheeler LLC (f/k/a Foster Wheeler Corporation), as issuer, and Harris Trust and Savings Bank, as trustee, dated as of November 15, 1995, as amended, supplemented, modified or restated from time to time.

                  "Settlement Period" has the meaning specified therefor in
Section 2.02(d)(i) hereof.

                  "Solvent" means, (i) for a Person incorporated in England and Wales, a Person that is not insolvent for the purposes of Section 123 of the Insolvency Act 1986 (United Kingdom), (ii) for a Person incorporated in South Africa, a Person that is not insolvent for the purposes of the Insolvency Act No. 24 of 1936 (South Africa) and (iii) for a Person incorporated in Australia, a Person that is not insolvent for the purposes of the Australian Corporations Act 2001 (Cth).

                  "South Africa Exchange Control Approval" means the approval of the Exchange Control Department of the South African Reserve Bank for any obligations undertaken by FW South Africa and FW Properties under this Agreement to the Agents and Lenders, or for any payments that may become due to the Agents and Lenders under the Loan Documents, on such terms as are reasonably satisfactory to the Agents and the Lenders.

                  "South African Entities" means FW South Africa, FW Properties or any other Subsidiary of the Parent organized under the laws of South Africa.

                  "Specified Foster Wheeler Entity" means (i) Foster Wheeler Bermuda and (ii) any direct or indirect Subsidiary of Foster Wheeler Bermuda (other than the Parent or its Subsidiaries) to the extent that such direct or indirect Subsidiary of Foster Wheeler Bermuda has direct or indirect ownership of 51% or more of the aggregate voting power of the Capital Stock of the Parent.

                  "Specified Parties" means the Loan Parties, the Affiliates of the Loan Parties and the client projects in each case listed on Schedule 1.01(C) and future client projects entered into in the ordinary course of business by Affiliates of the Loan Parties which are specified from time to time in each Borrowing Base Certificate delivered pursuant to Section 7.01(a).

                  "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

                  "Sterling" or "(pound)" means the lawful currency of the United Kingdom.

                  "Subordinated Indebtedness" means Indebtedness of the Parent or any Loan Party the terms of which are satisfactory to the Collateral Agent and the Required Lenders and which has been expressly subordinated in right of payment to all Indebtedness of the Parent or such Loan Party under the Loan Documents by the execution and delivery of a subordination agreement, in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders.

                  "Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability partnership, limited liability company, trust, estate, association, joint venture or other business entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP; (ii) of which more than 50% of
(A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Person, (B) in the case of a partnership, limited liability partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person; (iii) in respect of a Person incorporated in England and Wales, a subsidiary undertaking within the meaning of Section 258 of the Companies Act 1985; (iv) in respect of a Person incorporated in South Africa, a "subsidiary" as defined in Section 1 of the Companies Act, No. 61 of 1973 (South Africa); or (v) for a Person incorporated in Australia, "subsidiary" has the meaning given in the Corporations Act 2001 (Cth), but an entity will also be taken to be a Subsidiary of an entity if it is controlled by that entity (as defined in s50AA of the Corporations Act 2001 (Cth)) including, without limitation, (A) a trust may be a Subsidiary, for the purposes of which a unit or other beneficial interest will be regarded as a share, and (B) an entity may be a Subsidiary of a trust if it would have been a Subsidiary if that trust were a corporation.

                  "Tax Deduction" has the meaning specified therefor in
Section 2.08(a).

                  "Taxes" has the meaning specified therefor in Section 2.08(a).

                  "Total Commitment" means the sum of the amounts of the Lenders' Commitments.

                  "Transferee" has the meaning specified therefore in
Section 2.08(a).

                  "Treaty" has the meaning specified in the definition of "Treaty State."

                  "Treaty Lender" means a Lender or Transferee which:

                  (a) is treated as a resident of a Treaty State for the purposes of the Treaty; and

                  (b) does not carry on a business in the United Kingdom through a permanent establishment in which that Lender's participation in the Loan is effectively connected.

                  "Treaty State" means a jurisdiction having a double taxation agreement (a "Treaty") with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

                  "UCC Filing Authorization Letter" means a letter duly executed by each Borrower and Guarantor authorizing the Collateral Agent to file appropriate financing statements on Form UCC-1 without the signature of such Loan Party in such office or offices in the United States as the Collateral Agent may request.

                  "U.K. GAAP" means generally accepted accounting principles in effect from time to time in the United Kingdom, applied on a consistent basis.

                  "Unused Line Fee" has the meaning specified therefor in
Section 2.06(b).

                  "U.S. Bank Agreement" means the Third Amended and Restated Term Loan and Revolving Credit Agreement dated as of August 2, 2002, by and among Foster Wheeler LLC, Foster Wheeler USA Corporation, Foster Wheeler Power Group, Inc. and Foster Wheeler Energy Corporation, as borrowers, the guarantors party thereto, the lenders signatory thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent, as amended and in effect on the date hereof.

                  "U.S. Dollar Equivalent" means, as of any date of determination, (i) with respect to any amount denominated in Dollars, such amount, and (ii) with respect to any amount denominated in any currency other than Dollars, the Dollar equivalent of such amount based on the Exchange Rate on such date of determination.

                  "VAT" means (a) in the United Kingdom, value added tax as provided for in the Value Added Tax Act 1994 (United Kingdom) (as amended or re-enacted in each case from time to time and legislation supplemental thereto and (b) outside the United Kingdom, any tax of a similar nature to value added tax (including, without limitation, sales tax other than GST) in each case, at the rate in force when the relevant supply is made, and includes any tax of a similar nature substituted for, or levied in addition to such tax.

                  Section 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and all Schedules setting forth financial information are subject to currency fluctuations occurring on or after the date on which such Schedules were prepared (but not earlier than 30 days prior to the Effective Date), and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, heritable, personal or mixed and whether tangible or intangible. References in this Agreement to "determination" by any Agent include good faith estimates by such Agent (in the case of quantitative determinations) and good faith beliefs by such Agent (in the case of qualitative determinations).

                  Section 1.03 Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements.

                  Section 1.04 Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to any Agent or any Lender, such period shall in any event consist of at least one full day.

                                   ARTICLE II

                                    THE LOANS

                  Section 2.01 Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Loans to the Borrowers at any time and from time to time from the Effective Date to the Final Maturity Date, or until the earlier reduction of its Commitment to zero in accordance with the terms hereof, in an aggregate principal amount of Loans made by a Lender at any time outstanding not to exceed the amount of such Lender's Commitment.

                      (b) Notwithstanding the foregoing, the aggregate principal amount of Loans outstanding at any time to the Borrowers shall not exceed the lower of (A) the Total Commitment and (B) the then current Borrowing Base. The Commitment of each Lender shall automatically and permanently be reduced to zero on the Final Maturity Date. Within the foregoing limits, the Borrowers may borrow, repay and reborrow, on or after the Effective Date and prior to the Final Maturity Date, subject to the terms, provisions and limitations set forth herein.

                  Section 2.02 Making the Loans. The Administrative Borrower shall give the Administrative Agent prior telephonic notice (immediately confirmed in writing, in substantially the form of Exhibit C hereto (a "Notice of Borrowing")), not later than 12:00 noon (New York City time) on the date which is three (3) Business Days prior to the date of the proposed Loan (or such shorter period as the Administrative Agent is willing to accommodate from time to time, but in no event later than 10:00 a.m. (New York City time) on the borrowing date of the proposed Loan). Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Loan,
(ii) the use of the proceeds of such proposed Loan (which may be for general working capital purposes), and (iii) the proposed borrowing date, which must be a Business Day. The Administrative Agent and the Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by the Administrative Agent in good faith to be from the Administrative Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Administrative Borrower to the Administrative Agent). Each Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of any such telephonic Notice of Borrowing. The Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer's authority to request a Loan on behalf of the Borrowers until the Administrative Agent receives written notice to the contrary, provided that the Administrative Agent and each Lender shall be entitled to rely conclusively on such authority before the date of receipt of such notice. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.

                      (b) Each Notice of Borrowing pursuant to this Section 2.02 shall be irrevocable and the Borrowers shall be bound to make a borrowing in accordance therewith. Each Loan shall be made in a minimum amount of $250,000 and shall be in an integral multiple of $50,000.

                      (c) (i) Except as otherwise provided in this subsection 2.02(c), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Commitment, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

                          (ii) Notwithstanding any other provision of this
Agreement, and in order to reduce the number of fund transfers among the Borrowers, the Agents and the Lenders, the Borrowers, the Agents and the Lenders agree that the Administrative Agent may

(but shall not be obligated to), and the Borrowers and the Lenders hereby irrevocably authorize the Administrative Agent to, fund, on behalf of the Lenders, Loans pursuant to Section 2.01, subject to the procedures for settlement set forth in subsection 2.02(d); provided, however, that (a) the Administrative Agent shall in no event fund any such Loans if the Administrative Agent shall have received written notice from the Collateral Agent or the Required Lenders on the Business Day prior to the date of the proposed Loan that one or more of the conditions precedent contained in Section 5.02 will not be satisfied at the time of the proposed Loan, and (b) the Administrative Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Section 5.02 have been satisfied. If the Administrative Borrower gives a Notice of Borrowing requesting a Loan and the Administrative Agent elects not to fund such Loan on behalf of the Lenders, then promptly after receipt of the Notice of Borrowing requesting such Loan, the Administrative Agent shall notify each Lender of the specifics of the requested Loan and that it will not fund the requested Loan on behalf of the Lenders. If the Administrative Agent notifies the Lenders that it will not fund a requested Loan on behalf of the Lenders, each Lender shall make its Pro Rata Share of the Loan available to the Administrative Agent, in immediately available funds, in the Administrative Agent's Account no later than 10:00 a.m. (New York City time) (provided that the Administrative Agent requests payment from such Lender not later than 4:00 p.m. (New York City time)) on the Business Day immediately preceding the date of the proposed Loan. The Administrative Agent will make the proceeds of such Loans available to the Borrowers by 10:00 a.m. (New York City time) on the day of the proposed Loan by causing an amount, in immediately available funds, equal to the proceeds of all such Loans received by the Administrative Agent in the Administrative Agent's Account or the amount funded by the Administrative Agent on behalf of the Lenders to be deposited in an account designated by the Administrative Borrower.

                          (iii) If the Administrative Agent has notified the
Lenders that the Administrative Agent, on behalf of the Lenders, will fund a particular Loan pursuant to subsection 2.02(c)(ii), the Administrative Agent may assume that each such Lender has made such amount available to the Administrative Agent on such day and the Administrative Agent, in its sole discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Borrowers on such day by 10:00 a.m. (New York City time) on the day of the proposed Loan. If the Administrative Agent makes such corresponding amount available to the Borrowers and such corresponding amount is not in fact made available to the Administrative Agent by any such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate. During the period in which such Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrowers shall, for all purposes hereof, be a Loan made by the Administrative Agent for its own account. Upon any such failure by a Lender to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify the Administrative Borrower of such failure and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent for its own account.

                          (iv) Nothing in this subsection 2.02(c) shall be
deemed to relieve any Lender from its obligations to fulfill its Commitment hereunder or to prejudice any rights that the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

                      (d) With respect to all periods for which the Administrative Agent has funded Loans pursuant to subsection 2.02(c), on Friday of each week, or if the applicable Friday is not a Business Day, then on the following Business Day, or such shorter period as the Administrative Agent may from time to time select (any such week or shorter period being herein called a "Settlement Period"), the Administrative Agent shall notify each Lender of the unpaid principal amount of the Loans outstanding as of the last day of each such Settlement Period. In the event that such amount is greater than the unpaid principal amount of the Loans outstanding on the last day of the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Loans made on the date of such Lender's initial funding), each Lender shall promptly (and in any event not later than 2:00 p.m. (New York City time) if the Administrative Agent requests payment from such Lender not later than 12:00 noon (New York City time) on such day) make available to the Administrative Agent its Pro Rata Share of the difference in immediately available funds. In the event that such amount is less than such unpaid principal amount, the Administrative Agent shall promptly pay over to each Lender its Pro Rata Share of the difference in immediately available funds. In addition, if the Administrative Agent shall so request at any time when a Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Administrative Agent shall determine that it is desirable to present claims against the Borrowers for repayment, each Lender shall promptly remit to the Administrative Agent or, as the case may be, the Administrative Agent shall promptly remit to each Lender, sufficient funds to adjust the interests of the Lenders in the then outstanding Loans to such an extent that, after giving effect to such adjustment, each such Lender's interest in the then outstanding Loans will be equal to its Pro Rata Share thereof. The obligations of the Administrative Agent and each Lender under this subsection 2.02(d) shall be absolute and unconditional. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans which have been funded by such Lender.

                          (ii) In the event that any Lender fails to make any
payment required to be made by it pursuant to subsection 2.02(d)(i), the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate. During the period in which such Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrowers shall, for all purposes hereof, be a Loan made by the Administrative Agent for its own account. Upon any such failure by a Lender to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify the Administrative Borrower of such failure and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent for its own account. Nothing in this subsection 2.02(d)(ii) shall be deemed to relieve any Lender from its obligation to fulfill its

Commitment hereunder or to prejudice any rights that the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

                  Section 2.03 Repayment of Loans; Evidence of Debt. (a) The outstanding principal of all Loans shall be due and payable on the Final Maturity Date.

                      (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                      (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                      (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

                      (e) Each Notice of Borrowing relating to a Loan shall be accompanied by a Note, duly executed by the Administrative Borrower. If, for any reason, a Loan is not made following the receipt by the Administrative Agent of a Notice of Borrowing, the Administrative Agent shall return the relevant Note to the Administrative Borrower as soon as reasonably practicable. Each Borrower hereby acknowledges that (i) the Notes are intended to evidence and acknowledge its indebtedness under this Agreement, (ii) each Note is issued subject to the terms of this Agreement which will in all circumstances override any provision of a Note which is inconsistent with any provision of this Agreement, (iii) all payments under this Agreement (whether principal, interest or otherwise) will be taken to be payments under the Notes, (iv) for the avoidance of doubt, interest paid on the Notes must be paid outside Australia, (v) any Note signed by the Administrative Borrower (or the Administrative Agent on behalf of the Administrative Borrower) shall be deemed to have been issued by and on behalf of each Borrower from time to time, and (vi) any Notes are to be issued to and held by the Administrative Agent outside Australia. Upon payment in full of all amounts outstanding under the Agreement and each Commitment having been cancelled in full, the Administrative Agent shall promptly return the Notes to the Administrative Borrower.

                  Section 2.04 Interest. (a) Loans. Each Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal amount becomes due, at a rate per annum equal to the greater of (i) the Reference Rate plus the Applicable Margin and
(ii) the Minimum Interest Rate.

                      (b) Default Interest. To the extent permitted by law, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Loans, fees, indemnities or any other Obligations of the Loan Parties under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

                      (c) Interest Payment. Interest on each Loan shall be payable monthly, in arrears, on the first day of each month, commencing on the first day of the month following the month in which such Loan is made and at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on written demand. Each Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 4.02 with the amount of any interest payment due hereunder.

                      (d) General. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

                  Section 2.05 Reduction of Commitment; Prepayment of Loans.

                      (a) Reduction of Commitments. The Total Commitment shall terminate on the Final Maturity Date. The Borrowers may, without premium or penalty, reduce the Total Commitment to an amount (which may be zero) not less than the sum of (A) the aggregate unpaid principal amount of all Loans then outstanding and (B) the aggregate principal amount of all Loans not yet made as to which a Notice of Borrowing has been given by the Administrative Borrower under Section 2.02. Each such reduction shall be in an amount which is an integral multiple of $1,000,000 (unless the Total Commitment in effect immediately prior to such reduction is less than $1,000,000), shall be made by providing not less than five (5) Business Days' prior written notice to the Administrative Agent and shall be irrevocable. In addition, the Total Commitment shall be reduced in accordance with Section 2.05(d). Once reduced, the Total Commitment may not be increased. Each such reduction of the Total Commitment shall reduce the Commitment of each Lender proportionately in accordance with its Pro Rata Share thereof.

                      (b) Optional Prepayment.

                          (i) Loans. The Borrowers may prepay without penalty or
premium the principal of any Loan, in whole or in part.

                          (ii) Prepayment In Full. The Borrowers may, upon at
least thirty (30) days prior written notice to the Administrative Agent, terminate this Agreement by paying to the Administrative Agent, in cash, the Obligations in full. If the Administrative Borrower has sent a notice of termination pursuant to this clause (ii), then the Lenders' obligations to extend credit hereunder shall terminate and the Borrowers shall be obligated to repay the Obligations in full, on the date set forth as the date of termination of this Agreement in such notice.

                      (c) Mandatory Prepayment.

                          (i) The Borrowers will immediately prepay the Loans at
any time when the aggregate principal amount of all Loans exceeds the Borrowing Base, subject to any grace period provided for in the definition of such term, to the full extent of any such excess. On each day that any Loans are outstanding, the Borrowers shall hereby be deemed to represent and warrant to the Agents and the Lenders that the Borrowing Base calculated as of such day equals or exceeds the aggregate principal amount of all Loans outstanding on such day.

                          (ii) The Administrative Agent shall on each Business
Day apply all funds transferred to or deposited in the Administrative Agent's Account, to the payment, in whole or in part, of the outstanding principal amount of the Loans.

                          (iii) Immediately upon the receipt of proceeds of any
Disposition by any Loan Party or its Subsidiaries (other than a Pledged Subsidiary), pursuant to Section 7.02(c)(ii), the Borrowers shall prepay the outstanding principal amount of the Loans in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition to the extent that the aggregate amount of Net Cash Proceeds received by all of the Parent, the Loan Parties and their Subsidiaries (other than a Pledged Subsidiary) (and not paid to the Administrative Agent as a prepayment of the Loans) shall exceed for all such Dispositions since the Effective Date (pound)500,000 or the equivalent amount in any other currency as of any date. Nothing contained in this subsection (iii) shall permit the Parent or any Loan Party or any of its Subsidiaries (other than a Pledged Subsidiary) to make a Disposition of any property other than in accordance with Section 7.02(c)(ii).

                          (iv) Upon the issuance or incurrence by the Parent or
any Loan Party or any of its Subsidiaries (other than a Pledged Subsidiary) of any Indebtedness (other than Indebtedness referred to in clauses (a), (b), (c), (d) and (e) of the definition of Permitted Indebtedness), or the sale or issuance by the Parent or any Loan Party or any of its Subsidiaries (other than a Pledged Subsidiary) of any shares of its Capital Stock, the Borrowers shall prepay the outstanding amount of the Loans in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith. The provisions of this subsection (iv) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

                          (v) Upon the receipt by the Parent or any Loan Party
or any of its Subsidiaries (other than a Pledged Subsidiary) of any Extraordinary Receipts, the Borrowers shall prepay the outstanding principal of the Loans in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts.

                          (vi) In the event that the U.S. Dollar Equivalent of
the sum of (x) the aggregate amount of the unrestricted cash and Permitted Investments of the Parent, the Loan Parties and their Subsidiaries (other than a Pledged Subsidiary or any South African Entity) plus (y) the lesser of (1) the aggregate amount of the unrestricted cash and Permitted Investments of the South African Entities and (2) $5,000,000 exceeds at any time $25,000,000, the Borrowers shall immediately prepay the outstanding principal of the Loans in the amount equal to such excess.

                          (vii) In the event that the aggregate principal amount
of all Loans outstanding at any time to the Borrowers exceeds the Total Commitment, the Borrowers shall immediately prepay the outstanding principal of the Loans in the amount equal to such excess.

                          (viii) Notwithstanding the foregoing, in connection
with receipt of insurance proceeds pursuant to Section 2.05(c)(v), up to (pound)500,000 or the equivalent amount in any other currency as of any date, in the aggregate in any twelve-month period of the Extraordinary Receipts from such insurance proceeds received by the Parent or any Loan Party in connection therewith shall not be required to be applied to the prepayment of the Loans on such date to the extent such proceeds are used to replace, repair or restore the properties or assets used in the Parent or such Loan Party's business in respect of which such Extraordinary Receipts were paid, provided that (A) no Default or Event of Default has occurred and is continuing on the date such Person receives such Extraordinary Receipts or on the date such proceeds are to be released to the Parent or the Loan Parties pursuant to this paragraph, (B) the Administrative Borrower delivers a certificate to the Collateral Agent within 30 days after the date of such loss, destruction or taking stating that such proceeds shall be used to replace, repair or restore any such properties or assets to be used in the Parent's or such Loan Party's business within a period specified in such certificate not to exceed 90 days after the receipt of such proceeds (which certificate shall set forth estimates of the proceeds to be so expended), and (C) such proceeds are deposited in an account subject to the sole dominion and control of the Collateral Agent. If all or any portion of such proceeds not so applied to the prepayment of the Loans are not used in accordance with the preceding sentence within the period specified in the relevant certificate furnished pursuant hereto, such remaining portion shall be applied to the Loans on the last day of such specified period.

                      (d) Application of Payments. Each prepayment pursuant to subsections (c)(iii), (c)(iv), (c)(v) and (c)(viii) shall permanently reduce the Total Commitment in the amount of such payment.

                      (e) Interest and Fees. Any prepayment made pursuant to this Section 2.05 (other than prepayments made pursuant to subsections (c)(i), (c)(ii) or (c)(vi) of this Section 2.05) shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment, and if such prepayment would reduce the amount of the outstanding Loans to zero at a time when the Total Commitment has been terminated, such prepayment shall be accompanied by the payment of all fees accrued to such date pursuant to Section 2.06.

                      (f) Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this
Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

                  Section 2.06 Fees.

                      (a) Closing Fee. On or prior to the Effective Date, the Borrowers shall pay to the Administrative Agent for the account of the Lenders, in accordance with their Pro Rata Shares, a non-refundable closing fee (the "Closing Fee") equal to 2% of the Maximum Amount, which shall be deemed fully earned when paid.

                      (b) Anniversary Fee. The Borrowers shall pay to the Administrative Agent for the account of the Lenders, in accordance with their Pro Rata Shares, a non-refundable anniversary fee (the "Anniversary Fee") equal to 2% of the Maximum Amount, which shall be deemed fully earned when paid and which shall be payable on each anniversary of the Effective Date so long as any of the Obligations remain unpaid or the Commitments shall not have been terminated.

                      (c) Unused Line Fee. From and after the Effective Date and until the Final Maturity Date, the Borrowers shall pay to the Administrative Agent for the account of the Lenders, in accordance with their Pro Rata Shares, an unused line fee (the "Unused Line Fee"), which shall accrue at the rate per annum of 0.75% on the excess, if any, of the Total Commitment over the sum of the average principal amount of all Loans outstanding from time to time and shall be payable monthly in arrears on the first day of each month commencing February 1, 2004.

                      (d) Loan Servicing Fee. From and after the Effective Date and until the later of (i) the Final Maturity Date and (ii) the date on which all Obligations are paid in full, the Borrowers shall pay to the Administrative Agent for the account of the Agents, a non-refundable loan servicing fee (the "Loan Servicing Fee") equal to $10,000 each month, which shall be deemed fully earned when paid and which shall be payable on the Effective Date (payable ratably based on the number of days remaining in the calendar month in which the Effective Date occurs) and monthly in advance thereafter on the first day of each month commencing on February 1, 2004.

                      (e) Loan Usage Servicing Fee. From and after the Effective Date and until (i) the Final Maturity Date and (ii) the date on which all Obligations are paid in full, the Borrowers shall pay to the Administrative Agent for the account of the Agents, a non-refundable loan usage servicing fee (the "Loan Usage Servicing Fee") equal to, for each month, (x) the number of days that Loans are outstanding during such month, divided by (y) the total number of days in such month, multiplied by (z) $10,000, which fee shall be deemed fully earned when paid and shall be payable monthly in arrears on the first Business Day of the next succeeding month commencing on the first Business Day of February 2004.

                      (f) Notwithstanding anything to the contrary, the fees set forth above and the fee described in Section 7.01(t) may be allocated among the Lenders and the Agents as the Lenders and the Agents may agree from time to time pursuant to written agreement.

                  Section 2.07 Securitization. The Parent and the Loan Parties hereby acknowledge, consent and agree that the Lenders and their Affiliates may sell or securitize the Loans (a "Securitization") through the pledge of the Loans as collateral security for loans to the Lenders or their Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans, which loans to the Lenders or their Affiliates or direct or indirect interests will be rated by Moody's, Standard & Poor's or one or more other rating agencies (the "Rating Agencies"). The Parent and the Loan Parties shall cooperate with the Lenders and their Affiliates to effect the Securitization including, without limitation, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by the Lenders in connection with the Securitization, provided that (i) any such amendment or additional documentation does not impose material additional costs on the

Parent and the Loan Parties and (ii) any such amendment or additional documentation does not materially adversely affect the rights, or materially increase the obligations, of the Parent and the Loan Parties under the Loan Documents or change or affect in a manner adverse to the Parent and the Loan Parties the financial terms of the Loans, (b) providing such information as may be reasonably requested by the Lenders in connection with the rating of the Loans or the Securitization, and (c) providing in connection with any rating of the Loans a certificate (i) agreeing to indemnify the Lenders and their Affiliates, any of the Rating Agencies, or any party providing credit support or otherwise participating in the Securitization (collectively, the "Securitization Parties") for any losses, claims, damages or liabilities (the "Liabilities") to which the Lenders, their Affiliates or such Securitization Parties may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Loan Document or in any writing delivered by or on behalf of the Parent or any Loan Party to the Lenders in connection with any Loan Document or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and such indemnity shall survive any transfer by the Lenders or their successors or assigns of the Loans and (ii) agreeing to reimburse the Lenders and their Affiliates for any legal or other expenses reasonably incurred by such Persons in connection with defending the Liabilities.

                  Section 2.08 Taxes. (a) Any and all payments by the Parent or any Loan Party hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, (all such taxes, levies, imposts, deductions, charges withholdings and liabilities, collectively or individually, "Taxes") unless such deduction (a "Tax Deduction") is required by law. If the Parent or any Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity, a "Transferee")) (i) where such Taxes are Covered Taxes, the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08) such Agent or such Lender (or such Transferee) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Parent or such Loan Party (as applicable) shall make such deductions in the minimum amount required by law and
(iii) the Parent or such Loan Party (as applicable) shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and promptly give the Administrative Agent the original receipt or other document acceptable to the Administrative Agent evidencing the payment.

                      (b) The Parent or a Loan Party (as applicable) is not required to make an increased payment to a Lender, Agent or Transferee under
Section 2.08(a) for a Tax Deduction in respect of Tax imposed by the United Kingdom relating to a payment of interest on a Loan, if on the date on which the payment falls due:

                          (i) the payment could have been made to the relevant
Lender, Agent or Transferee without a Tax Deduction if the relevant Lender or Transferee was a Treaty Lender, but on that date that Lender or Transferee is not or has ceased to be a Treaty Lender other than as a result of any change after the date it became a Lender or Transferee under this

Agreement in (or in the interpretation, administration or application of) any law or treaty, or any published practice or concession of any relevant taxing authority; or

                          (ii) the Lender or Transferee fails to comply with its
obligations under Section 2.08(d) below.

                      (c) Each Lender, Transferee and Agent (as applicable) represents and warrants to the Parent and any Loan Party that, to the best of the applicable Lender's, Transferee's or Agent's knowledge, after discussions with its UK counsel, as of the Effective Date (or in the case of a Transferee, as of the date that such Transferee became a Lender hereunder) each Lender or Transferee should be a Treaty Lender which is eligible for the full benefits of the relevant Treaty in respect of interest payable to that Lender or Transferee arising under this Agreement.

                      (d) Each Treaty Lender shall, within 30 days of the Effective Date (or the date a Transferee that is a Treaty Lender becomes a party to this Agreement, as applicable), complete and submit to the tax authority of the jurisdiction in which its is resident for purposes of the relevant Treaty, a claim for exemption from any Tax Deduction (where such Tax Deduction relates to a payment of interest on a Loan) in accordance with the procedures specified by the United Kingdom taxation authorities to give effect to such exemption provided for in the applicable Treaty (such claim, a "Claim"). Each Treaty Lender shall send copies of such claim for exemption to the Parent and the Loan Parties promptly after submitting such claim for exemption. Each Treaty Lender and the Parent or Loan Party (which makes a payment of interest on a Loan that is payable to that Treaty Lender) shall reasonably cooperate and shall cause its Affiliates (as applicable) to reasonably cooperate in seeking to secure authorization from the United Kingdom taxation authorities permitting payments in respect of which a Claim has been submitted by such Treaty Lender to be made without a Tax Deduction.

                      (e) In addition, the Parent and each Loan Party (A) agree to pay to the relevant Governmental Authority in accordance with applicable law any present or future mortgage, stamp transaction, registration, document, transfer, recording or filing taxes or any other excise or property taxes, charges, duties or similar levies (including fines and penalties) that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document ("Other Taxes") and (B) shall indemnify each Agent, Lender and Transferee against, and pay to such Agent, Lender or Transferee within five (5) Business Days of demand therefore, any cost, loss or liability that such Agent, Lender or Transferee incurs in relation to any Other Taxes payable in connection with the execution, delivery, performance and enforcement of any Loan Document or any payment, receipt or other transaction contemplated by any Loan Document, and the Borrowers agree to save each Lender and hold each Agent, Lender and Transferee harmless from and against any and all present or future claims, liabilities, or losses with respect to or resulting from any omission to pay or delay in paying any such Other Taxes (except where any amount is payable as a result of gross negligence or willful misconduct on the part of an Agent, Lender or Transferee). The Parent and each Loan Party shall deliver to each Agent, Lender and Transferee official receipts (or such other evidence as is reasonably satisfactory to each Agent, Lender and Transferee) in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

                      (f) The Parent and the Loan Parties hereby jointly and severally indemnify and agree to hold each Agent, Lender and Transferee harmless from and against any loss, liability or cost suffered for or on account of any Covered Taxes and Other Taxes (including, without limitation, Covered Taxes and Other Taxes imposed on any amounts payable under this Section 2.08) by such Agent, Lender or Transferee in respect of any Loan Document or any transaction contemplated by any Loan Document, whether or not such Covered Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 30 days from the date on which any such Agent, Lender or Transferee makes written demand therefore specifying in reasonable detail the nature and amount of such Covered Taxes or Other Taxes.

                      (g) Notwithstanding anything herein to the contrary, no Transferee, or any Lender (or Transferee) which changes its applicable lending office by designating a different lending office (such office, a "New Lending Office"), shall be entitled to receive any greater amount pursuant to this
Section 2.08 than the person making the assignment, selling the participation or effecting the transfer to such Transferee, or any Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation.

                      (h) If any Loan Party determines that a reasonable basis exists for contesting any denial of a claim for exemption from a Tax Deduction as described in Section 2.08(c), the Treaty Lender shall use reasonable efforts to challenge such denial at such Loan Party's expense if requested by such Loan Party; provided, however, that such Treaty Lender shall not be required to challenge any denial where, in that Treaty Lender's reasonable business judgment, such a challenge may be materially harmful to the Treaty Lender or any of their Affiliates.

                      (i) If the Parent or a Loan Party makes an increased payment to an Agent, Lender or Transferee under Section 2.08(a), (e) or (f) above (a "Tax Payment") and the Agent, Lender or Transferee determines in good faith that a reasonable basis exists for claiming a refund from a Governmental Authority in respect of a Tax Payment, the Agent, Lender or Transferee shall (i) make a timely claim for such refund and (ii) promptly pay over such amount as that Agent, Lender or Transferee determines in good faith will leave it (after that payment) in the same after-tax position as it would have been in had the Tax Payment not been required to be made by the Parent or Loan Party, provided, however, that the Parent or the Loan Party, upon request of such Agent, Lender or Transferee, agrees to repay promptly the amount paid over to the Parent or the Loan Party (plus penalties, interest or other charges) to such Agent, Lender or Transferee to the extent that such Agent, Lender or Transferee is required to repay such refund or part thereof to such Governmental Authority.

                      (j) If the Parent or a Loan Party makes a Tax Payment to an Agent, Lender or Transferee and such Agent, Lender or Transferee determines in its absolute discretion (i) that a credit or similar relief against any Taxes is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment (any such credit or similar relief being a "Tax Credit") and (ii) that Agent, Lender or Transferee has obtained and utilized that Tax Credit in the jurisdiction in which it is organized, or if different, the jurisdiction in which it is treated as a resident for tax purposes or where the facility office of such Agent or Lender is located in respect of amounts received or receivable in that jurisdiction, then such Agent, Lender or Transferee shall promptly pay an amount to the Loan Party which that Agent, Lender or Transferee determines in its absolute discretion will leave it (after that payment) in the same after-tax position as it would have been in had the Tax Payment not been required to be made by the Loan Party; provided, however, that the Parent or Loan Party, upon request of such Agent, Lender or Transferee, agrees to repay promptly the amount paid over to the Parent or Loan Party (plus penalties, interest or other charges) to such Agent, Lender or Transferee to the extent that such Agent, Lender or Transferee is required to repay such amount (or any part thereof) to such Governmental Authority.

                      (k) Any Lender (or Transferee) claiming any indemnity payment or additional payment amounts payable pursuant to this Section 2.08 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Administrative Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount which may thereafter accrue, would not require such Lender (or Transferee) to disclose any information such Lender (or Transferee) deems confidential and would not, in the determination of such Lender (or Transferee), be otherwise disadvantageous to such Lender (or Transferee).

                      (l) The obligations of the Parent and the Loan Parties under this Section 2.08 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                                  ARTICLE III

                              INTENTIONALLY OMITTED

                                   ARTICLE IV

                      FEES, PAYMENTS AND OTHER COMPENSATION

                  Section 4.01 Audit and Collateral Monitoring Fees. The Borrowers acknowledge that pursuant to Section 7.01(f), representatives of the Agents may visit any or all of the Parent and the Loan Parties and/or conduct audits, inspections, valuations and/or field examinations of any or all of the Parent and the Loan Parties at any time and from time to time in a manner so as to not unduly disrupt the business of the Parent and the Loan Parties. The Borrowers agree to pay (i) $1,500 per day per examiner plus the examiner's out-of-pocket costs and reasonable expenses incurred in connection with all such visits, audits, inspections, valuations and field examinations and (ii) the cost of all visits, audits, inspections, valuations and field examinations conducted by a third party on behalf of the Agents; provided, however, that so long as no Default or Event of Default has occurred and is continuing, (a) the Borrowers shall only be obligated to pay for fees and charges incurred for (x) valuations performed no more frequently than one (1) time per year and (y) audits performed no more frequently than four (4) times per year and (b) the Borrowers' aggregate liability for the costs of all audits, valuations and field examinations referred to in this Section 4.01 shall not exceed $150,000 in any Fiscal Year.

                  Section 4.02 Payments; Computations and Statements. (a) This is an international financial transaction in which the specification of a currency and payment in Dollars is of the essence. The Borrowers will make each payment under this Agreement not later than 10:00 a.m. (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent's Account. If it is necessary to convert a sum due hereunder in Dollars into another currency (the "Other Currency"), the rate of exchange used shall be that at which the Administrative Agent could, in accordance with normal banking procedures, purchase Dollars with the Other Currency on the Business Day preceding that on which the payment is received. The obligation of the Borrowers in respect of any such sum due to any Agent or any Lender hereunder shall be discharged only to the extent that, on the business day immediately following the date on which the Administrative Agent receives any sum in the Other Currency, the Administrative Agent may, in accordance with normal banking procedures, purchase Dollars with the Other Currency. If the Dollars so purchased are less than the sum originally due to the Administrative Agent in Dollars, the Borrowers agrees to indemnify the Administrative Agent against such loss, and if the Dollars so purchased exceed the sum originally paid to the Administrative Agent, the Administrative Agent agrees to remit to the Borrowers such excess. All payments received by the Administrative Agent after 12:00 noon (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Borrowers without set-off, counterclaim, deduction or other defense to the Agents and the Lenders. Except as provided in Section 2.02, after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement, provided that the Administrative Agent will cause to be distributed all interest and fees received from or for the account of the Borrowers not less than once each month and in any event promptly after receipt thereof. The Lenders and the Borrowers hereby authorize the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account of the Borrowers with any amount due and payable by the Borrowers under any Loan Document. Each of the Lenders and the Borrowers agrees that the Administrative Agent shall have the right to make such charges whether or not any Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 have been satisfied. Any amount charged to the Loan Account of the Borrowers shall be deemed a Loan hereunder made by the Lenders to the Borrowers, funded by the Administrative Agent on behalf of the Lenders and subject to Section 2.02 of this Agreement. The Lenders and the Borrowers confirm that any charges which the Administrative Agent may so make to the Loan Account of the Borrowers as herein provided will be made as an accommodation to the Borrowers and solely at the Administrative Agent's discretion, provided that the Administrative Agent shall from time to time upon the request of the Collateral Agent, charge the Loan Account of the Borrowers with any amount due and payable under any Loan Document. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the

Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

                      (b) The Administrative Agent shall provide the Administrative Borrower, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account of the Borrowers during such month, the amounts and dates of all Loans made to the Borrowers during such month, the amounts and dates of all payments on account of the Loans to the Borrowers during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrowers during such month, and the amount and nature of any charges to the Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall be presumed to be correct and, thirty (30) days after the same is sent, shall be final and conclusive absent manifest error.

                  Section 4.03 Sharing of Payments, Etc. Except as provided in
Section 2.02 hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 4.03 may, to the fullest extent permitted by law, exercise all of its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

                  Section 4.04 Apportionment of Payments. Subject to Section
2.02 hereof and to any written agreement among the Agents and/or the Lenders:

                      (a) all payments of principal and interest in respect of outstanding Loans, all payments of fees (other than the fees set forth in Section 2.06(d) or the other fees set forth in Section 2.06 to the extent set forth in a written agreement among the Agents and the Lenders, and the audit and collateral monitoring fee provided for in Section 4.01) and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans, as designated by the Person making payment when the payment is made.

                      (b) After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the direction of the Required Lenders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement, (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due to the Agents until paid in full; (ii) second, ratably to pay the Obligations in respect of any fees and indemnities then due to the Lenders until paid in full; (iii) third, ratably to pay interest due in respect of the Loans and Collateral Agent Advances until paid in full; (iv) fourth, ratably to pay principal of the Loans and Collateral Agent Advances until paid in full; and (v) fifth, to the ratable payment of all other Obligations then due and payable.

                      (c) For purposes of Section 4.04(b), "paid in full" with respect to interest shall include interest accrued after the commencement of any Insolvency Proceeding irrespective of whether a claim for such interest is allowable in such Insolvency Proceeding.

                      (d) In the event of a direct conflict between the priority provisions of this Section 4.04 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 4.04 shall control and govern.

                            Section 4.05 Increased Costs and Reduced Return. (a)
If any Lender or any Agent shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in, the interpretation, administration or application thereof by, any court, central bank or other administrative or Governmental Authority, or compliance by any Lender or any Agent or any Person controlling any such Lender or any such Agent with any directive of, or guideline from, any central bank or other Governmental Authority or the introduction of, or change in, any accounting principles applicable to any Lender or any Agent or any Affiliate of any such Lender or any such Agent (in each case, whether or not having the force of law), shall (i) subject any Lender or any Agent, or any Affiliate of any such Lender or any such Agent to any tax, duty or other charge with respect to any Loan Document or any Loan made by such Lender or such Agent, or change the basis of taxation of payments to any Lender or any Agent or any Affiliate of any such Lender or any such Agent of any amounts payable hereunder (except for Excluded Taxes), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan or against assets of or held by, or deposits with or for the account of, or credit extended by, any Lender or any Agent or any Affiliate of any such Lender or any such Agent or (iii) impose on any Lender or any Agent or any Affiliate of any such Lender or any such Agent any other condition regarding any Loan Document or any Loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to any Lender or any Agent or any Affiliate of any such Lender or Agent of entering into any Loan Document, or of making any Loan, or agreeing to make any Loan or to reduce any amount received or receivable by any Lender or any Agent under any Loan Document, then, upon demand by any such Lender or any such Agent, the Borrowers shall pay to such Lender (on behalf of itself or its Affiliate) or such Agent (on behalf of itself or its Affiliate) such additional amounts as will compensate such Lender or such Agent for such increased costs or reductions in amount; provided, however, that no Transferee shall be entitled to receive any greater amount pursuant to clause (i) above than the person making the assignment, selling the participation or effecting the transfer to such Transferee would have been entitled to receive in the absence of such assignment, participation or transfer; provided, further, that any such amounts under this Section shall not be in duplication of amounts to which such Agent or Lender is entitled under Section 2.08.

                      (b) If any Lender or any Agent shall have determined that any Capital Guideline or the adoption or implementation of, or any change in, any Capital Guideline by the Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender or any Agent or any Affiliate of such Lender or such Agent with any Capital Guideline or with any request or directive of any such Governmental Authority with respect to any Capital Guideline, or the implementation of, or any change in, any applicable accounting principles (in each case, whether or not having the force of law), either (i) affects or would affect the amount of capital required or expected to be maintained by any Lender or any Agent or any Affiliate of such Lender or such Agent, and any Lender or any Agent determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, any Lender's or any Agent's or any such other Affiliate's other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on any Lender's or any Agent's or any such other Affiliate's capital to a level below that which such Lender or such Agent or such Affiliate could have achieved but for such circumstances as a consequence of any Loans made or maintained, or any agreement to make Loans, or such Lender's or such Agent's or such other Affiliate's other obligations hereunder (in each case, taking into consideration, such Lender's or such Agent's or such other Affiliate's policies with respect to capital adequacy), then, upon demand by any Lender (on behalf of itself or its Affiliate) or any Agent (on behalf of itself or its Affiliate), the Borrowers shall pay to such Lender or such Agent or such Affiliate from time to time such additional amounts as will compensate such Lender or such Agent for such cost of maintaining such increased capital or such reduction in the rate of return on such Lender's or such Agent's or such other Affiliate's capital.

                      (c) All amounts payable under this Section 4.05 shall bear interest from the date that is ten (10) days after the date of demand by any Lender or any Agent until payment in full to such Lender or such Agent at the Reference Rate. A certificate of such Lender or such Agent claiming compensation under this Section 4.05, specifying the event herein above described and the nature of such event shall be submitted by such Lender or such Agent to the Administrative Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Lender's or such Agent's reasons for invoking the provisions of this Section 4.05, and shall be final and conclusive absent manifest error.

                  Section 4.06 Joint and Several Liability of the Borrowers. (a) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, but subject to Section 4.07, each of the Borrowers hereby accepts joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agents and the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations. Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any

Obligations arising under this Section 4.06), it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation. Subject to the terms and conditions hereof, the Obligations of each of the Borrowers under the provisions of this Section 4.06 constitute the absolute and unconditional, full recourse Obligations of each of the Borrowers, enforceable against each such Person to the full extent of its properties and assets.

                      (b) The provisions of this Section 4.06 are made for the benefit of the Agents, the Lenders and their successors and assigns, and may be enforced by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agents, the Lenders or such successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 4.06 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.

                      (c) Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Agents or the Lenders with respect to any of the Obligations or any Collateral, until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Agents or the Lenders hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations.

                      (d) Subject to the express terms of any waiver or consent granted by the Lenders or any amendment entered into by the parties hereto in accordance with Section 12.02, the obligations of each Borrower under this
Section 4.06 shall not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice its obligations under this Section 4.06 or prejudice or diminish those obligations in whole or part, including, without limitation (a) any time or waiver granted to, or in composition with any other Borrower or any other person, (b) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or Lien over assets of any Borrower or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any Collateral, (c) any incapacity or lack of powers, authority or legal personality of, or dissolution or change in the member or status of any other Borrower of any other person, (d) any unenforceability, illegality or invalidity or any obligation of any person under any document or Collateral, to the intent that the Borrowers' obligations under this Section
4.06 shall remain in full force and such obligations shall be construed accordingly, as if there were no unenforceability, illegality or invalidity, and
(e) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any other Borrower resulting from any insolvency, liquidation, dissolution proceedings or from any law, regulation or order in any applicable jurisdiction so that each such obligation shall, for the purposes of the Borrowers' obligations under this
Section 4.06 be construed as if there were no circumstances.

                  Section 4.07 Liability of South African Borrowers. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, until the date on which the South African Exchange Control Approval for FW South Africa and FW Properties has been obtained, neither such entity shall be deemed a Borrower or a Loan Party hereunder or shall have any liability to the Lenders for any portion of the Obligations, provided that immediately on and after the date on which the South African Exchange Control Approval for such entities has been obtained, each such entity shall be deemed a Borrower and a Loan Party hereunder and shall be jointly and severally liable with the other Borrowers for all of the Obligations in accordance with Section 4.06.

                                   ARTICLE V

                               CONDITIONS TO LOANS

                  Section 5.01 Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day (the "Effective Date") when each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Agents:

                      (a) Payment of Fees, Etc. The Borrowers shall have paid on or before the date of this Agreement all fees, costs, expenses and taxes then payable pursuant to Section 2.06 and Section 12.04.

                      (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in ARTICLE VI and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant hereto or thereto on the Effective Date are true and correct on and as of the Effective Date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

                      (c) Legality. The making of the initial Loans shall not contravene any law, rule or regulation applicable to any Agent or any Lender.

                      (d) Delivery of Documents. The Collateral Agent shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Effective Date:

                          (i) each Security Agreement (other than for South
Africa), duly executed by each Loan Party;

                          (ii) Intentionally Omitted;

                          (iii) (A) a Mortgage, Standard Security or Security
Agreement (other than for South Africa), as required, duly executed by the applicable Loan Party, with respect to each Facility, and (B) a letter of obligation with respect to the Standard Security (Scotland);

                          (iv) to the extent available, evidence of the
recording of the Mortgage, Standard Security or Security Agreement, as required, in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Lien purported to be created thereby or to otherwise protect the rights of the Collateral Agent and the Lenders thereunder;

                          (v) signed and completed forms 395 and 398 under
Section 395 and 398, respectively, of the Companies Act of 1985 (United Kingdom) in respect of each of the registrable Liens created pursuant to a Security Agreement;

                          (vi) all forms/filings to be filed in Australia in
respect of each of the registrable Liens created pursuant to a Security
Agreement;

                          (vii) evidence satisfactory to the Collateral Agent
that Foster Wheeler Energy has acquired, free and clear of all Liens (other than Permitted Liens), all of the Parent's right, title and interest in and to the Facility known as Foley House, located in Glasgow, Scotland;

                          (viii) a UCC Filing Authorization Letter, duly
executed by each Loan Party, together with appropriate financing statements on Form UCC-1 duly filed in such office or offices as the Collateral Agent may request;

                          (ix) completed lien searches, the results of which
shall not reveal any Liens on any of the Collateral (including tax Liens and judgment Liens), except as otherwise agreed to in writing by the Collateral Agent;

                          (x) a copy of the shareholders and board resolutions
of the Parent and each Loan Party, or in the case of Foster Wheeler QLD, extracts of resolutions of the board of directors of that Loan Party, certified as of the Effective Date by an Authorized Officer thereof, authorizing (A) the borrowings hereunder and the transactions contemplated by the Loan Documents to which the Parent or such Loan Party is or will be a party, and (B) the execution, delivery and performance by the Parent or such Loan Party of each Loan Document to which the Parent or such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith;

                          (xi) a certificate of an Authorized Officer of the
Parent and each Loan Party, certifying the names and true signatures of the representatives of the Parent and such Loan Party authorized to sign each Loan Document to which the Parent or such Loan Party is or will be a party and the other documents to be executed and delivered by the Parent or such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

                          (xii) a true, up to date and complete copy of the
certificate of incorporation, memorandum, articles of association, any change of name certificate, constitution and any other relevant constitutional document of the Parent and each Loan Party certified as the Effective Date by the secretary or a director of the Parent or such Loan Party which shall set forth the same complete name of the Parent or such Loan Party as is set forth herein and the company number of the Parent or such Loan Party;

                          (xiii) (A) an opinion of King & Spalding LLP, U.S.
counsel to the Parent and the Loan Parties, substantially in the form of Exhibit E-1 and as to such other matters as the Collateral Agent may reasonably request,
(B) an opinion of King & Spalding International LLP, English counsel to the Parent and the Loan Parties, substantially in the form of Exhibit E-2 and as to such other matters as the Collateral Agent may reasonably request, and (C) opinions of other foreign, local or in-house counsel to the Parent and the Loan Parties as to such matters as the Collateral Agent may reasonably request;

                          (xiv) a certificate of an Authorized Officer of the
Parent and each Loan Party, certifying to his or her knowledge as to the matters set forth in subsection (b) of this Section 5.01;

                          (xv) a copy of the Financial Statements and the
financial projections described in Section 6.01(g)(ii) hereof, together with a certificate of an Authorized Officer of the Parent certifying as to the matters set forth in Section 6.01(g);

                          (xvi) a certificate of the finance director of the
Parent, setting forth in reasonable detail the calculations required to establish compliance, on a pro forma basis after giving effect to any Loans made on the Effective Date, with each of the financial covenants contained in Section 7.03;

                          (xvii) a certificate of the finance director of the
Parent and each Loan Party, or in the case of Foster Wheeler QLD, a certificate executed by any two (2) directors, certifying as to the solvency of the Parent or such Loan Party, which certificate shall be satisfactory in form and substance to the Collateral Agent;

                          (xviii) evidence of the insurance coverage required by
Section 7.01 and the terms of each Security Agreement and each Mortgage and such other insurance coverage with respect to the business and operations of the Parent and the Loan Parties as the Collateral Agent may reasonably request, together with evidence of the payment of all premiums due in respect thereof for such period as the Collateral Agent may request;

                          (xix) a certificate of an Authorized Officer of the
Administrative Borrower, certifying the names and true signatures of the persons that are authorized to provide Notices of Borrowing and all other notices under this Agreement and the other Loan Documents;

                          (xx) to the extent required under the relevant Lease,
(i) a landlord waiver and/or landlord notice, as applicable, each in form and substance satisfactory to the Collateral Agent and which may be included as a provision contained in the relevant Lease, executed by and/or delivered to, as applicable, each landlord with respect to each of the Leases set forth on Schedule 6.01(o) and (ii) evidence satisfactory to the Collateral Agent that all required fees with respect to such landlord waivers and/or landlord notices have been paid;

                          (xxi) a Process Agent Agreement, in form and substance
satisfactory to the Collateral Agent, executed by the Parent and each Loan Party and the Process Agent;

                          (xxii) copies of the Senior Note Indenture, the U.S.
Bank Agreement, and all Material Contracts as in effect on the Effective Date, certified as true and correct copies thereof by an Authorized Officer of the Administrative Borrower, together with a certificate of an Authorized Officer of the Administrative Borrower stating that such agreements remain in full force and effect and that none of the Parent and the Loan Parties has breached or defaulted in any of its obligations under such agreements;

                          (xxiii) a consent agreement, duly executed by each
bank listed on Schedule 5.01(d)(xxiii) with which the Parent or any Loan Party maintains a bonding, guarantee or indemnity facility, pursuant to which such bank shall consent to the terms of this Agreement and the other Loan Documents and shall agree to such other matters as any Agent may request, including, without limitation, any necessary waivers;

                          (xxiv) grant to the Collateral Agent a second priority
lien on any cash collateral account maintained with National Westminster Bank securing bonding obligations or letters of credit maintained with National Westminster Bank pursuant to a security agreement between the applicable Loan Parties and the Collateral Agent and an intercreditor agreement between the Collateral Agent and National Westminster Bank, each in form and substance reasonably satisfactory to the Collateral Agent;

                          (xxv) a satisfactory Phase I Environmental Site
Assessment ("Phase I ESA") and/or inspection (and, if requested by the Collateral Agent based upon the results of such Phase I ESA, a Phase II Environmental Site Assessment ("Phase II ESA") and/or inspection) of each Facility, in form and substance and by an independent firm satisfactory to the Collateral Agent; and

                          (xxvi) such other agreements, instruments, approvals,
opinions and other documents, each satisfactory to the Collateral Agent in form and substance, as the Collateral Agent may reasonably request.

                      (e) Material Adverse Effect. The Collateral Agent shall have determined, in its sole judgment, that, except as set forth on Schedule 5.01(e), no event or development shall have occurred since September 30, 2003 which could reasonably be expected to have a Material Adverse Effect.

                      (f) Adverse Litigation. Except as set forth in Schedule 5.01(e), there shall exist no claim, action, suit, investigation, litigation or proceeding, pending or threatened in any court or before any arbitrator or governmental instrumentality which could reasonably be expected to have a material adverse effect on (i) the condition (financial or otherwise), operations, performance, properties, assets, liabilities, business or prospects of any Borrower, the

Loan Parties taken as a whole, or the Parent and its Subsidiaries taken as a whole, (ii) the ability of the Parent or any Loan Party to perform its obligations under the Loan Documents.

                      (g) Approvals. Except for the South African Exchange Control Approval, all consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Loans or the conduct of the Parent's and the Loan Parties' business shall have been obtained and shall be in full force and effect.

                      (h) Proceedings; Receipt of Documents. All proceedings in connection with the making of the initial Loans and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Collateral Agent and its counsel, and the Collateral Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Collateral Agent or such counsel may reasonably request.

                      (i) Management Reference Checks. The Collateral Agent shall have received satisfactory reference checks for key management of the Parent and each Loan Party.

                      (j) Due Diligence. The Agents shall have completed their business, legal and collateral due diligence with respect to the Parent and each Loan Party and the results thereof shall be acceptable to the Agents, in their sole and absolute discretion, including, without limitation, a Field Survey and Audit, dated not earlier than 30 days prior to the Effective Date, and such Field Survey and Audit and the results thereof shall be acceptable to the Collateral Agent, in its sole and absolute discretion.

                      (k) Availability. After giving effect to all Loans to be made on the Effective Date, (i) the Availability shall not be less than $25,000,000 and (ii) all liabilities of the Parent, the Loan Parties and the Additional Parties shall be current. The Administrative Borrower shall deliver to the Collateral Agent a certificate of the finance director of the Administrative Borrower certifying as to the matters set forth in clauses (i) and (ii) above and containing the calculation of Availability.

                  Section 5.02 Conditions Precedent to All Loans. The obligation of any Agent or any Lender to make any Loan after the Effective Date is subject to the fulfillment, in a manner satisfactory to the Administrative Agent, of each of the following conditions precedent:

                      (a) Payment of Fees, Etc. The Borrowers shall have paid all fees, costs, expenses and taxes then payable by the Borrowers pursuant to this Agreement and the other Loan Documents, including, without limitation,
Section 2.06 and Section 12.04 hereof.

                      (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct and the submission by the Administrative Borrower to the Administrative Agent of a Notice of Borrowing with respect to each such Loan, and the Borrowers' acceptance of the proceeds of such Loan, shall each be deemed to be a representation and warranty by the Parent and each Loan Party on the date of such Loan that : (i) the representations and warranties contained in ARTICLE VI and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant hereto or thereto on the Effective Date are true and correct on and as of such date as though made on and as of such date other than any such representations or warranties that, by their terms, expressly refer to a specific date other than the date of such borrowing, in which case as of such specific date, (ii) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made, on such date and (iii) the conditions set forth in this Section 5.02 have been satisfied as of the date of such request.

                      (c) Legality. The making of such Loan shall not contravene any law, rule or regulation applicable to any Agent or any Lender.

                      (d) Notices. The Administrative Agent shall have received a Notice of Borrowing pursuant to Section 2.02 hereof.

                      (e) Delivery of Documents. The Agents shall have received such other agreements, instruments, approvals, opinions and other documents, each in form and substance satisfactory to the Agents, as any Agent may reasonably request.

                      (f) Proceedings; Receipt of Documents. All proceedings in connection with the making of such Loan and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Agents and their counsel, and the Agents and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance satisfactory to the Agents, as the Agents or such counsel may reasonably request.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

                  Section 6.01 Representations and Warranties. The Parent and each Loan Party hereby represents and warrants to the Agents and the Lenders as follows:

                      (a) Organization, Good Standing, Etc. The Parent, each Loan Party and each Additional Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing under the laws of the state or jurisdiction of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrowers, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

                      (b) Authorization, Etc. The execution, delivery and performance by the Parent and each Loan Party of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action,
(ii) do not and will not contravene its constitutional documents or any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien

(other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

                      (c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by the Parent or any Loan Party of any Loan Document to which it is or will be a party.

                      (d) Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which the Parent or any Loan Party is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.

                      (e) Capitalization; Subsidiaries.

                          (i) On the Effective Date, after giving effect to the
transactions contemplated hereby to occur on the Effective Date, the authorized Capital Stock of the Parent and the issued and outstanding Capital Stock of the Parent are as set forth on Schedule 6.01(e). All of the issued and outstanding shares of Capital Stock of the Parent have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as described on
Schedule 6.01(e), as of the Effective Date, there are no outstanding debt or equity securities of the Parent or any of its Subsidiaries and no outstanding obligations of the Parent or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Parent, or other obligations of the Parent to issue, directly or indirectly, any shares of Capital Stock of the Parent.

                          (ii) Schedule 6.01(e) is a complete and correct
description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of the Subsidiaries of the Parent in existence on the date hereof. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as indicated on such Schedule, all such Capital Stock is owned by the Parent or one or more of its wholly-owned Subsidiaries, free and clear of all Liens. There are no outstanding debt or equity securities of the Parent or any of its Subsidiaries and no outstanding obligations of the Parent or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Parent or any of its Subsidiaries, or other obligations of any Subsidiary to issue, directly or indirectly, any shares of Capital Stock of any Subsidiary of the Parent.

                          (iii) Each Subsidiary of the Parent other than the
Excluded Subsidiaries is a Loan Party hereunder, and none of the Loan Parties is an Excluded Subsidiary.

                      (f) Litigation. Except as set forth in Schedule 6.01(f), there is no pending or, to the best knowledge of the Parent or any Loan Party, threatened action, suit or proceeding affecting the Parent, any Loan Party, Additional Party or Excluded Subsidiary before any court or other Governmental Authority or any arbitrator that (A) if adversely determined, could reasonably be expected have a Material Adverse Effect or (B) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby.

                      (g) Financial Condition.

                          (i) The Financial Statements, copies of which have
been delivered to the Administrative Agent, fairly present (A) in the case of the Parent and its Subsidiaries, the consolidated financial condition of the Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Parent and its Subsidiaries, and (B) in the case of the Specified Parties, the combined financial condition of the Specified Parties as at the respective dates thereof and the combined results of operations of the Specified Parties for the fiscal periods ended on such respective dates, all in accordance with GAAP or in the case of audited Financial Statements, U.K. GAAP, and except as set forth on Schedule 5.01(e), since December 31, 2002, no event or development has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

                          (ii) The Parent has heretofore furnished to the
Administrative Agent (A) projected quarterly balance sheets, income statements and statements of cash flows of (x) the Parent and its Subsidiaries and (y) the Specified Parties for the period from January 1, 2004, through December 31, 2004, and (B) projected annual balance sheets, income statements and statements of cash flows of (x) the Parent and its Subsidiaries and (y) the Specified Parties for the Fiscal Year ending in 2005, which projected financial statements shall be updated from time to time pursuant to Section 7.01(a)(vii). Such projections, as so updated, shall be believed by the Parent at the time furnished to be reasonable, shall have been prepared on a reasonable basis and in good faith by the Parent, and shall have been based on assumptions believed by the Parent to be reasonable at the time made and upon the best information then reasonably available to the Parent, and the Parent shall not be aware of any facts or information that would lead it to believe that such projections, as so updated, are incorrect or misleading in any material respect.

                      (h) Compliance with Law, Etc. No Loan Party, the Parent or Additional Party is in violation of its constitutional documents, any law, rule, regulation, judgment or order of any Governmental Authority applicable to it or any of its property or assets, or any material term of any agreement or instrument (including, without limitation, any Material Contract) binding on or otherwise affecting it or any of its properties, and no Default or Event of Default has occurred and is continuing.

                      (i) Foley House. As of the Effective Date, Foster Wheeler Energy has duly acquired, free and clear of all Liens (other than Permitted Liens), all of the Parent's right, title and interest in and to the Facility known as Foley House, located in Glasgow, Scotland.

                      (j) Taxes, Etc. All tax returns, notices and all other information required by applicable law to be made or given by the Parent or any Loan Party have been made or given to the relevant Governmental Authority within any appropriate time limits, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon the Parent or any Loan Party or any property of the Parent or any Loan Party and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or (where appropriate) Lien (other than a Permitted Lien) resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP.

                      (k) Regulations T, U and X. No Loan Party or the Parent is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                      (l) Nature of Business. No Loan Party or Additional Party is engaged in any business other than construction, engineering and related consulting work.

                      (m) Adverse Agreements, Etc. No Loan Party, the Parent or Additional Party is a party to any agreement or instrument, or subject to any charter, limited liability company agreement, partnership agreement or other corporate, partnership or limited liability company restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which has, or in the future could reasonably be expected to have, a Material Adverse Effect.

                      (n) Permits, Etc. The Parent, each Loan Party and each Additional Party has, and is in compliance with, all material permits, licenses, authorizations, approvals, entitlements and accreditations, including Environmental Permits, required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such material permit, license, authorization, approval, entitlement or accreditation, including Environmental Permits, and there is no claim that any thereof is not in full force and effect.

                      (o) Properties. (i) The Parent and each Loan Party has good and marketable title to, valid leasehold interests in, or valid licenses to use, all property (including real or heritable property) and assets material to its business, free and clear of all Liens, except Permitted Liens. All such properties and assets are in good working order and condition, ordinary wear and tear excepted.

                          (ii) Schedule 6.01(o) sets forth a complete and
accurate list, as of the Effective Date, of the location by state and street address, and in the case of real or heritable property located in England and registered at the HM Land Registry or located in Scotland and registered in the Registers of Scotland, the title number, of all real or heritable property owned or leased by each Loan Party. As of the Effective Date, each Loan Party has valid leasehold interests in the Leases described on Schedule 6.01(o) to which it is a party. Schedule 6.01(o) sets forth with respect to each such Lease, the commencement date, termination date, renewal options (if any) and annual base rents. Each such Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. No consent or approval of any landlord or other third party in connection with any such Lease is necessary for any Loan Party to enter into and execute the Loan Documents to which it is a party, except as set forth on Schedule 6.01(o). To the best knowledge of the Parent or any Loan Party, no other party to any such Lease is in default of its obligations thereunder, and no Loan Party (or any other party to any such Lease) has at any time delivered or received any notice of default which remains uncured under any such Lease and, as of the Effective Date, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such Lease.

                          (iii) To the best knowledge of the Parent and the Loan
Parties, there subsists no breach of any legislation relating to planning, by-laws or local authority or statutory requirements or covenants in respect of the real or heritable property located in England or Scotland, other than those listed on Schedule 6.01(o)(iii).

                          (iv) In respect of real property located in England,
to the best knowledge of the Parent and the Loan Parties, there are no agreements under any planning legislation (including Section 106 of the Town and Country Planning Act 1990 and Section 50 of the Town and Country Planning (Scotland) Act 1975 or Section 75 of the Town and Country Planning (Scotland) Act 1997) which are capable of binding the Collateral Agent or the Lenders other than those listed on Schedule 6.01(o).

                      (p) Full Disclosure. The Parent and each Loan Party has disclosed to the Agents all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of the Parent or any Loan Party to the Agents in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading; provided that, with respect to projected financial information, the Parent and each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no contingent liability or fact that could reasonably be expected to have a Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements or a Schedule hereto.

                      (q) Operating Lease Obligations. On the Effective Date, none of the Parent and the Loan Parties has any Operating Lease Obligations in excess of (pound)100,000 in the aggregate other than the Operating Lease Obligations set forth on Schedule 6.01(q).

                      (r) Environmental Matters. Except as set forth on Schedule 6.01(r), (i) the assets, properties and operations of the Parent and each Loan Party are in material compliance with all applicable Environmental Laws; (ii) there has been no Release at or from any of the properties owned or operated by the Parent or any Loan Party or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by the Parent, any Loan Party or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (iii) there has been no Environmental Action asserted against the Parent, any Loan Party or any predecessor in interest nor does the Parent or any Loan Party have knowledge or notice of any threatened or pending Environmental Action against the Parent or any Loan Party or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect;
(iv) there have been no Environmental Actions asserted against any facilities that received Hazardous Materials generated by the Parent or any Loan Party or any predecessor in interest which could reasonably be expected to have a Material Adverse Effect; (v) no property now or formerly owned or operated by the Parent or a Loan Party has been used as a disposal site for any Hazardous Material in violation of any applicable Environmental Law or under circumstances which could reasonably be expected to have a Material Adverse Effect; (vi) no Loan Party or the Parent has failed to report to the proper Governmental Authority any Release which is required to be so reported by any applicable Environmental Laws which failure could reasonably be expected to have a Material Adverse Effect; (vii) the Parent and each Loan Party holds and is in compliance with all Environmental Permits, except for such Environmental Permits as to which the Parent's or a Loan Party's failure to hold or comply could not reasonably be expected to have a Material Adverse Effect; and (viii) no Loan Party or the Parent has received any notification that (A) any work, repairs, construction or Capital Expenditures are required to be made in respect of or as a condition of continued compliance with any applicable Environmental Laws or Environmental Permits or (B) any Environmental Permit is about to be reviewed, made subject to limitations or conditions, revoked, withdrawn or terminated, in each case, except as could not reasonably be expected to have a Material Adverse Effect.

                      (s) Insurance. The Parent and each Loan Party keeps its property adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law or as may be reasonably required by the Collateral Agent (including, without limitation, against larceny, embezzlement or other criminal misappropriation). Schedule 6.01(s) sets forth a list of all insurance maintained by the Parent and each Loan Party on the Effective Date.

                      (t) Use of Proceeds. The proceeds of the Loans shall be used by the Borrower in the ordinary course of business to (a) pay fees and expenses in connection with the transactions contemplated hereby and (b) fund working capital and general corporate purposes of the Borrowers; provided, however, that no part of the proceeds of any Loan will be used for any project primarily based in any country or other jurisdiction which is the subject of any Relevant Extrajurisdictional Law.

                      (u) Solvency. After giving effect to the transactions contemplated by this Agreement and before and after giving effect to each Loan, the Parent and each Loan Party is, and the Parent and the Loan Parties on a consolidated basis are, Solvent.

                      (v) Location of Bank Accounts. Schedule 6.01(v) sets forth a complete and accurate list as of the Effective Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by the Parent and each Loan Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

                      (w) Intellectual Property. Except as set forth on Schedule 6.01(w), the Parent and each Loan Party (a) owns all of the rights and interests in, and has title to or (b) has licensed to it all Intellectual Property Rights that are necessary for the operation of its business as presently conducted including any documented plans of the Parent and each Loan Party for the future operation of its business, and all such rights are valid and subsisting. The Intellectual Property Rights owned by the Parent and each of the Loan Parties are free from any Lien (save for those expressly created by or pursuant to the Loan Documents). Schedule 6.01(w), contains a complete and accurate list as of the Effective Date of all: (i) registered (including applications) and material unregistered Intellectual Property Rights owned by the Parent and each Loan Party and (ii) licenses of Intellectual Property Rights which have been granted to or by the Parent and each Loan Party and each of these licenses is binding and in force and none of the parties to them is in default. The licenses granted to each of the Loan Parties (as listed in Schedule 6.01(w)) cover all of the Intellectual Property Rights used (but not owned) by the Parent and each Loan Party. All material know-how, trade secrets and confidential information owned or used by the Parent and each Loan Party have been documented. There is no third party infringing (or likely to infringe) the Intellectual Property Rights owned or used by the Parent or any Loan Party and there have been no claims by the Parent or any Loan Party (and none is likely) against any other Person for infringement of Intellectual Property Rights owned or used by the Parent or any Loan Party, except for such infringements and conflicts, which, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. None of the current or documented future operations of the Parent or any Loan Party infringes or is likely to infringe the Intellectual Property Rights of any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the best knowledge of the Parent and each Loan Party, no application for a patent, trademark, or design, nor any statute, law, rule, regulation, standard or code is pending or proposed, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The information and communications technologies used by the Parent and each Loan Party, including hardware, proprietary and third party software, networks, peripherals and associate documentation, are either owned by, or properly licensed or leased to the Parent or that Loan Party and there is no default under, or likely termination of, related licenses or leases or other agreements relating thereto. The loss of any rights or interest in any patents currently used or owned by any of the Loan Parties would not have a Material Adverse Effect.

                      (x) Material Contracts. Set forth on Schedule 6.01(x) is a complete and accurate list as of the Effective Date of all Material Contracts of the Parent, each Loan Party and each Additional Party, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against the Parent, each Loan Party or Additional Party that is a party thereto and, to the best knowledge of the Parent and each Loan Party , all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, and (iii) other than as set forth on Schedule 6.01(x), is not in default due to the action of the Parent, any Loan Party or Additional Party or, to the best knowledge of the Parent or any Loan Party, any other party thereto.

                      (y) Holding Company and Investment Company Acts. None of the Parent or the Loan Parties is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the U.S. Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the U.S. Investment Company Act of 1940, as amended.

                      (z) Employee and Labor Matters. Except as listed on
Schedule 6.01(z), there is (i) no unfair labor practice complaint pending or, to the best knowledge of the Parent or any Loan Party, threatened against the Parent or any Loan Party before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against the Parent or any Loan Party which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against the Parent or any Loan Party or (iii) to the best knowledge of the Parent or any Loan Party, no union representation question existing with respect to the employees of the Parent or any Loan Party and no union organizing activity taking place with respect to any of the employees of the Parent or any Loan Party. The hours worked and payments made to employees of the Parent or any Loan Party have not been in violation of any applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from the Parent or any Loan Party on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Parent or such Loan Party, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                      (aa) Customers and Suppliers. There exists no actual or threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (i) the Parent or any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with the Parent or any Loan Party are individually or in the aggregate material to the business or operations of the Parent or such Loan Party, or (ii) the Parent or any Loan Party, on the one hand, and any material supplier thereof, on the other hand; and there exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change that could reasonably be expected to result in a Material Adverse Effect.

                      (bb) No Bankruptcy Filing. No Loan Party or the Parent is contemplating either an Insolvency Proceeding or the liquidation of all or a major portion of such Person's assets or property, and no Loan Party or the Parent has any knowledge of any Person contemplating an Insolvency Proceeding against it.

                      (cc) Intentionally Omitted.

                      (dd) Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office. Schedule 6.01(dd) sets forth a complete and accurate list as of the date hereof of (i) the exact legal name of the Parent and each Loan Party, (ii) the jurisdiction of organization of the Parent and each Loan Party, (iii) the organizational identification number of the Parent and each Loan Party (or indicates that such Person has no organizational identification number), (iv) each place of business of the Parent and each Loan Party, (v) the chief executive office of the Parent and each Loan Party and (vi) any applicable tax identification number of the Parent and each Loan Party.

                      (ee) Tradenames. Schedule 6.01(ee) hereto sets forth a complete and accurate list as of the Effective Date of all tradenames used by the Parent and each Loan Party.

                      (ff) Locations of Collateral. There is no location at which the Parent or any Loan Party has any Collateral (except for Inventory in transit) other than those locations listed on Schedule 6.01(ff).

                      (gg) Security Interests. Each Security Agreement creates in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral secured thereby. Upon the making of any necessary filings in respect of the Collateral secured by each of the Security Agreements (including, without limitation, all filings required pursuant to Section 395 and, if appropriate, Section 398 of the Companies Act 1985 (United Kingdom), Section 127 of the South African Companies Act, No. 61 of 1973 and the Australian Corporations Act 2001 (Cth), such security interests in and Liens on the Collateral granted thereby shall be perfected, first priority security interests, and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the recordation of appropriate evidence of any security interests over registered Intellectual Property Rights (both current and future) in the appropriate registry as soon as practicable.

                      (hh) Schedules. All of the information which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate in all material respects and does not omit to state any information material thereto.

                      (ii) Representations and Warranties in Documents; No Default. All representations and warranties set forth in this Agreement and the other Loan Documents are true and correct in all respects at the time as of which such representations were made and on the Effective Date. No Event of Default has occurred and is continuing.

                      (jj) Parent. The sole function of Parent is to act as a financial holding company for its Subsidiaries, and the Parent (i) does not carry out any operations, (ii) is not party to any contract (other than the Loan Documents), its constitutional documents and those of its direct Subsidiaries,
(iii) does not have any employees and (iv) does not own or lease any assets other than the Capital Stock of its Subsidiaries, other than such leases, other assets and guarantees identified on Schedule 6.01(jj) and performance guarantees issued from time to time in the ordinary course of the Parent's business.

                      (kk) Bank Consents. The banks set forth on Schedule 5.01(d)(xxii) are the only banks with which the Parent or any Loan Party maintains a bonding, guarantee or indemnity facility pursuant to which such bank's consent is required for the Parent or any Loan Party to enter into this Agreement and the other Loan Documents.

                                  ARTICLE VII

                  COVENANTS OF THE PARENT AND THE LOAN PARTIES

                  Section 7.01 Affirmative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, the Parent and each Loan Party will, unless the Required Lenders shall otherwise consent in writing:

                      (a) Reporting Requirements. Furnish to each Agent and each
Lender:

                          (i) promptly upon receipt thereof, notify the
Collateral Agent, and use reasonable best efforts to deliver to the Collateral Agent, copies of all financial reports (including, without limitation, management letters), if any, submitted to the Parent, any Loan Party or Additional Party by its auditors in connection with any annual or interim audit of the books thereof;

                          (ii) as soon as available, and in any event within 150
days after the end of each Fiscal Year of the Parent and its Subsidiaries,

                               (x) consolidated balance sheet and consolidated profit and loss account of the Parent and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with U.K. GAAP, and accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of PriceWaterhouseCoopers or other independent certified public accountants of recognized standing selected by the Parent and satisfactory to the Agents (which opinion shall be without (A) a "going concern" or like qualification or exception, (B) any qualification or exception (other than as related to intercompany loans) as to the scope of such audit, or (C) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.03);

                               (y) an unaudited reconciliation of the financial statements described in clause (x) above to GAAP; and

                               (z) commencing with Fiscal Year 2004, in the event that the Combined EBITDA of all Additional Parties exceeds (pound)1,500,000 for any Fiscal Year, then for each Additional Party with an EBITDA of (pound)250,000 or more and if so requested by the Collateral Agent, combined balance sheets and combined profit and loss accounts of such Additional Parties as at the end of such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Parent and satisfactory to the Agents (which opinion shall be without (A) a "going concern" or like qualification or exception, (B) any qualification or exception (other than as related to intercompany loans) as to the scope of such audit, or (C) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 7.03;

                          (iii) as soon as available, and in any event within 30
days after the end of each fiscal month of the Parent and its Subsidiaries commencing with the first fiscal month of the Parent and its Subsidiaries ending after the Effective Date, internally prepared combined and combining balance sheets, combined and combining statements of operations and retained earnings and combined statements of cash flows as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, all in reasonable detail and certified by an Authorized Officer of the Parent as fairly presenting, in all material respects, the financial position of the Specified Parties as at the end of such fiscal month and the results of operations, retained earnings and cash flows of the Specified Parties for the period ending as of fiscal month, in accordance with GAAP, subject to normal year-end adjustments

                          (iv) simultaneously with the delivery of the financial
statements of the Parent and its Subsidiaries required by clauses (ii) and (iii) of this Section 7.01(a), a certificate of an Authorized Officer of the Parent
(A) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Parent and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Parent and its Subsidiaries were in compliance with all of the provisions of this Agreement and such Loan Documents at the times such compliance is required hereby and thereby, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which the Parent and its Subsidiaries propose to take or have taken with respect thereto and (B) attaching a schedule showing the calculations specified in Section 7.03;

                          (v) (A) as soon as available and in any event within
10 days after the end of each fiscal month of the Parent and its Subsidiaries commencing with the first fiscal month of the Parent and its Subsidiaries ending after the Effective Date, reports in form and detail satisfactory to the Agents and certified by an Authorized Officer of the Administrative Borrower as being accurate and complete (1) listing all Accounts Receivable of the Loan Parties as of such day, which shall include the amount and age of each such Account Receivable, showing separately those which are 30, 60, 90 and 120 days and more old, the name and mailing address of each Account Debtor with respect to each such Account Receivable and such other information as any Agent may request, and
(2) if so requested, a report listing all accounts payable of the Loan Parties and a report listing all accounts payable of the Loan parties which are past due for a period in excess of 30 days, such reports to include the amount of such account payable, the name and mailing address of each account creditor and such other information as any Agent may request, provided that the first such set of reports shall not be required to be delivered prior to March 31, 2004; (B) a project status report, also known as "contract profit reserve forecast" (or CPRF, a sample of which is attached hereto as Exhibit H-1), as soon as available and in any event within 30 days following the end of the months of February, May, August and November in respect of all material projects including, without limitation, for each such material project, the current contract value, the current scheduled completion date for such project, the estimated profit or loss at completion, and a description of all known project related risks, which would include the liquidated damage exposure; and (C) a monthly contract activity summary, also known as a statement of "contract billings, costs and profits" (SCBCP), a sample of which is attached hereto as Exhibit H-2, as soon as available and in any event within 30 days following the end of such fiscal month, showing contract value, revenue to date, amounts billed to date, under-billed (unbilled) balance, over-billed (billing in excess of costs) balance, costs incurred to date and profit/(loss) to date ;

                          (vi) as soon as available and in any event within 3
Business Days after the end of each week commencing with the first week ending after the Effective Date, a Borrowing Base Certificate, current as of the close of business on the Friday of the immediately preceding week, supported by schedules showing the derivation thereof and containing such detail and other information as any Agent may request from time to time, provided that (A) the Borrowing Base set forth in the Borrowing Base Certificate shall be effective from and including the date such Borrowing Base Certificate is duly received by the Agents but not including the date on which a subsequent Borrowing Base Certificate is received by the Agents, unless any Agent disputes the valuation of any property included in the calculation of the Borrowing Base by notice of such dispute to the Administrative Borrower and (B) in the event of any dispute about the valuation of any property included in the calculation of the Borrowing Base, such Agent's good faith judgment shall control, provided that any Borrowing Base Certificate which would be required to be delivered during the eight day period commencing on December 25 of any year and ending on January 1 of the next year shall instead be delivered within 3 Business Days of January 1 of such year;

                          (vii) (A) as soon as available and in any event not
later than ten days after the end of each fiscal quarter, financial projections, supplementing and superseding the financial projections referred to in Section 6.01(g)(ii)(A), prepared in form and substance reasonably satisfactory to the Agents, and (B) as soon as available and in any event not later than 60 days prior to the end of each Fiscal Year, financial projections, supplementing and superseding the financial projections referred to in Section 6.01(g)(ii)(B), prepared on a quarterly basis in form and substance reasonably satisfactory to the Agents, for each remaining quarterly period in such Fiscal Year, all such financial projections to be reasonable, to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by the Parent to be reasonable at the time made and from the best information then available to the Parent;

                          (viii) promptly after submission to any Governmental
Authority, all material documents and information furnished to such Governmental Authority in connection with any investigation of the Parent, any Loan Party or Additional Party other than routine inquiries by such Governmental Authority upon request by the Administrative Agent after notice of such submission by the Parent or any Loan Party;

                          (ix) as soon as possible, and in any event within 3
Business Days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect, the written statement of an Authorized Officer of the Administrative Borrower setting forth the details of such Event of Default or Default or other event or development having a Material Adverse Effect and the action which the affected Loan Party or Additional Party proposes to take with respect thereto;

                          (x) promptly after the commencement thereof but in any
event not later than 7 Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party or the Parent, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

                          (xi) as soon as possible and in any event within 7
Business Days after execution, receipt or delivery thereof, copies of any notice of default, notice of termination or similar material notice that the Parent, any Loan Party or Additional Party executes or receives in connection with any Material Contract;

                          (xii) as soon as possible and in any event within 7
Business Days after execution, receipt or delivery thereof, copies of any material notices that the Parent, any Loan Party, Subsidiary of a Loan Party or the Parent, Specified Foster Wheeler Entity or Additional Party executes or receives in connection with the sale or other Disposition of all or substantially all of the Capital Stock of, or all or substantially all of the assets of, the Parent, any Loan Party, Subsidiary of a Loan Party or the Parent, Specified Foster Wheeler Entity or Additional Party, as the case may be, or in connection with any default, event of default or exercise of remedies by the holders of such Person's Indebtedness or securities, or in the case of a Specified Foster Wheeler Entity, in connection with any Insolvency Proceeding;

                          (xiii) as soon as possible and in any event within 10
Business Days after the occurrence thereof, notice of any judgment or order for the payment of money levied against a Specified Foster Wheeler Entity in an amount in excess of the U.S. Dollar Equivalent of (pound)750,000 (or the equivalent amount in any other currency as of any date);

                          (xiv) as soon as possible and in any event within 7
Business Days following the date that the Parent, any Loan Party, Subsidiary of a Loan Party or the Parent or Additional Party enters into any Material Contract or any contract, agreement or arrangement that is reasonably expected to generate gross revenue in excess of (pound)6,000,000 (or the equivalent amount in any other currency as of any date), written notice thereof;

                          (xv) as soon as possible and in any event within 7
Business Days after receipt by the Parent or any Loan Party of written demand for performance under any performance guarantee, written notice thereof to the Collateral Agent, including a copy of such written demand, and, within 30 days, a statement setting forth the reasonably anticipated net liability, costs and expenses which would be incurred in order to comply with such written demand; and

                          (xvi) promptly upon request, such other information
concerning the condition or operations, financial or otherwise, of the Parent, any Loan Party or Additional Party as any Agent may from time to time may reasonably request.

                      (b) Additional Guaranties and Collateral Security. Cause each direct wholly-owned Subsidiary (other than Excluded Subsidiaries) of the Parent or any Loan Party not in existence on the Effective Date, and each Subsidiary of the Parent or any Loan Party which is an Excluded Subsidiary on the Effective Date or upon formation or acquisition but later ceases to be an Excluded Subsidiary, to execute and deliver to the Collateral Agent promptly and in any event within 10 Business Days after the formation, acquisition or change in status thereof (A) a Guaranty or an Accession Agreement, (B) within 10 Business Days, a Security Agreement or a Deed of Accession (as defined in the Security Agreement), (C) if applicable, within 60 days, one or more Mortgages creating on the real or heritable property of such Subsidiary a perfected, first priority Lien on such real or heritable property and a surveyor's certificate, each in form and substance satisfactory to the Collateral Agent, together with such other agreements, instruments and documents as the Collateral Agent may require whether comparable to the documents required under Section 7.01(o) or otherwise, and (D) as promptly as practicable, such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Collateral Agent, in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary shall become Collateral for the Obligations. Notwithstanding anything to the contrary contained in this Section 7.01(b), the Parent's and each Loan Party's obligations under this Section 7.01(b) shall be subject to compliance with all applicable law, including without limitation, receipt of any required exchange control approvals necessary for any of the actions described above, provided that the Parent and the Loan Parties shall use best efforts to comply with such laws, including, without limitation, obtaining any such exchange control approvals. Without limiting the generality of the foregoing, the obligations of the Parent and the Loan Parties under this Section 7.01(b) with respect to a Subsidiary of the Parent or a Loan Party that is organized under the laws of South Africa shall be subject to receipt of the South Africa Exchange Control Approval; provided that the Parent, such Loan Party and such Subsidiary shall use best efforts to obtain the South Africa Exchange Control Approval.

                      (c) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders (including, without limitation, all applicable Environmental Laws and Environmental Permits), such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (ii) paying all lawful claims which if unpaid might become a Lien or charge upon any of its properties, except in each case to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP.

                      (d) Preservation of Existence, Etc. (i) Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve (A) its existence, and (B) rights and privileges, and (ii) become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

                      (e) Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.

                      (f) Inspection Rights. Permit, and cause each Loan Party to permit, the agents and representatives of any Agent at any reasonable time and from time to time during normal business hours on reasonable prior notice and subject to safety considerations, at the expense of the Borrowers, to examine and make copies of and take abstracts from its records and books of account, to visit and inspect its properties, to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, valuations, appraisals, Phase I Environmental Site Assessments and/or inspection (and, if requested by the Collateral Agent based upon the results of any such Phase I Environmental Site Assessment, a Phase II Environmental Site Assessment and/or inspection) or examinations and to discuss its affairs, finances and accounts with any of its directors, officers, managerial employees, independent accountants or any of its other representatives. In furtherance of the foregoing, the Parent and each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (together with representatives of such Person) with the agents and representatives of any Agent in accordance with this Section 7.01(f) at a meeting arranged by the Administrative Borrower promptly following the request of the Collateral Agent.

                      (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties (including real or heritable property) which are necessary or useful in the proper conduct of its business in good working order and good and substantial repair and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture or irritation thereof or thereunder and if any steps are taken by a landlord to forfeit or irritate any lease in respect of any real property to notify immediately the Collateral Agent and provide such information as is requested by the Collateral Agent.

                      (h) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain (and in respect of any leasehold property where the landlord is responsible for maintaining insurance, use all reasonable endeavors to ensure that such landlord maintains), insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real or heritable properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Collateral Agent. The Parent and Loan Parties shall use all reasonable best efforts to cause all policies requested by Collateral Agent and covering the Collateral to be made payable to the Collateral Agent for the benefit of the Lenders, as its interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Collateral Agent may reasonably require to fully protect the Lenders' interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Collateral Agent and the policies are to be paid in accordance with their terms (or if requested by the Collateral Agent, said premiums will be prepaid), with the loss payable, additional insured and composite insured endorsement in favor of the Collateral Agent and such other Persons as the Collateral Agent may designate from time to time, and shall provide for not less than 30 days' prior written notice to the Collateral Agent of the exercise of any right of cancellation. If the Parent, any Loan Party or any of its Subsidiaries fails to maintain or procure the maintenance of such insurance, the Collateral Agent may arrange for such insurance, but at the Borrowers' expense and without any responsibility on the Collateral Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the sole right, in the name of the Lenders, the Parent, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

                          (i) Obtaining of Permits, Etc. Obtain, maintain and
preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all material permits, licenses, authorizations, approvals, entitlements and accreditations, including Environmental Permits (collectively, "Permits"), which are necessary or useful in the proper conduct of its business. If the requirements to obtain any such material Permit arises under a law or regulation becoming effective after the date hereof, such Permit shall be obtained promptly, and in any event, not later than the date it is required to be obtained under such law or regulation.

                          (j) Environmental. (i) Keep any property either owned
or operated by it or any of its Subsidiaries free of any Environmental Liens;
(ii) comply, and cause each of its Subsidiaries to comply, in all material respects with applicable Environmental Laws and Environmental Permits and provide to the Collateral Agent, upon request, an annual certification of such compliance; (iii) provide the Agents written notice within five (5) days of any Release of a Hazardous Material from or onto any asset, property or business at any time owned or operated by it or any of its Subsidiaries, to the extent such Release must be reported to any Governmental Authority or could reasonably be expected to have a Material Adverse Effect, and take any Remedial Actions required to abate said Release; (iv) provide the Agents with written notice within ten (10) days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of the Parent, any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against the Parent, any Loan Party or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order which could reasonably be expected to have a Material Adverse Effect and (v) defend, indemnify and hold harmless the Agents and the Lenders and their transferees, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses

(including, without limitation, attorney, consultant and other professional advisors' fees, investigation and laboratory fees, court costs and litigation expenses) arising out of or relating to any request for information, investigation, lawsuit brought or threatened, settlement reached or order by a Governmental Authority arising out of or relating to the presence or Release of such Hazardous Materials.

                          (k) Further Assurances. Take such action and execute,
acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens any of the Collateral or any other property of any Loan Party, (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto each Agent and each Lender the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Loan Party (i) authorizes each Agent to execute any such agreements, instruments or other documents in such Loan Party's name and to file such agreements, instruments or other documents in any appropriate filing office, (ii) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof; provided, however, that this subsection (k) shall not be applicable to the assets of Foster Wheeler QLD or the Parent. In the event that the existing license agreement between FW Hungary Licensing Limited Liability Company, as licensor, and the Parent and certain Subsidiaries of the Parent is terminated, the Loan Parties shall use reasonable best efforts to cause the Intellectual Property Rights subject to such license agreement to be licensed to the Parent and/or any of its Subsidiaries pursuant to a new license agreement or agreements on terms no less favorable than the existing license agreement. The Loan Parties shall transfer any funds released from the lien securing amounts maintained in any cash collateral account to a Collection Account.

                          (l) Change in Collateral; Collateral Records. (i) Give
the Collateral Agent not less than 30 days' prior written notice of any change in the location of any material Collateral, other than to locations set forth on
Schedule 6.01(ff), (ii) advise the Collateral Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon and (iii) execute and deliver to the Collateral Agent for the benefit of the Lenders from time to time, solely for the Collateral Agent's convenience in maintaining a record of Collateral, such written statements and schedules as the Collateral Agent may reasonably require, designating, identifying or describing the Collateral.

                          (m) Landlord Waivers. At any time any Collateral with
a book value in excess of (pound)500,000 (or the equivalent amount in any other currency as of any date) (when aggregated with all other Collateral at the same location) is located on any real or heritable property of a Loan Party (whether such real or heritable property is now existing or acquired after the Effective Date) which is not owned by a Loan Party, to the extent required under the relevant Lease, obtain written subordinations or waivers, in form and substance satisfactory to the Collateral Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral and providing access to Collateral located on any premises not owned by a Loan Party in order to remove such Collateral from such premises during an Event of Default; provided, that in the event the Loan Parties are unable to obtain any such written subordination or waiver and such rights of access and removal the Administrative Agent may, in its reasonable discretion, establish such reserves as it deems necessary with respect to any such Collateral.

                          (n) Subordination. Cause all Indebtedness and other
obligations hereafter owed by it to any of its Affiliates to be subordinated in right of payment and security to the Indebtedness and other Obligations owing to the Agents and the Lenders in accordance with a subordination agreement in form and substance satisfactory to the Agents.

                          (o) After Acquired Real Property. Upon the acquisition
by it after the date hereof of any interest (whether freehold or leasehold) in any real or heritable property (wherever located) (each such interest being an "After Acquired Property") (x) with a Current Value (as defined below) in excess of (pound)250,000 (or an equivalent amount in any other currency as of any date) in the case of a freehold interest, or (y) requiring the payment of annual rent exceeding in the aggregate (pound)100,000 (or an equivalent amount in any other currency as of any date) in the case of leasehold interest, immediately so notify the Collateral Agent, setting forth with specificity a description of the interest acquired, the location of the real or heritable property, any structures or improvements thereon and either an appraisal or the Parent's or such Loan Party's good-faith estimate of the current value of such real or heritable property (for purposes of this Section, the "Current Value"). The Collateral Agent shall notify the Parent or such Loan Party whether it intends to require a mortgage charge, Mortgage or Security Agreement and the other documents referred to below or in the case of leasehold, a leasehold mortgage charge, leasehold Mortgage or Security Agreement or, in respect of property located in Scotland, a Standard Security or landlord's waiver (pursuant to Section 7.01(m) hereof). Upon receipt of such notice requesting a mortgage charge, Mortgage or Security Agreement or Standard Security, the Person which has acquired such After Acquired Property shall immediately furnish to the Collateral Agent the following, each in form and substance satisfactory to the Collateral Agent: (i) a mortgage charge, Mortgage or Security Agreement or Standard Security with respect to such real or heritable property and related assets located at the After Acquired Property, each duly executed by such Person and in recordable form; (ii) evidence of the recording of the mortgage charge, Mortgage or Security Agreement or Standard Security referred to in clause (i) above in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to create and perfect a valid and enforceable first priority security interest in the property purported to be covered thereby or to otherwise protect the rights of the Agents and the Lenders thereunder, (iii) a survey of such real or heritable property, certified to the Collateral Agent by a licensed professional surveyor reasonably satisfactory to the Collateral Agent, (iv) Phase I Environmental Site Assessments with respect to such real or heritable property, certified to the Collateral Agent by a company reasonably satisfactory to the Collateral Agent, (v) in the case of a leasehold interest, a certified copy of the lease between the landlord and such Person with respect to such real or heritable property in which such Person has a leasehold interest, and (vi) such other documents or instruments (including guarantees and opinions of counsel) as the Collateral Agent may reasonably require. The Borrowers shall pay all fees and expenses, including reasonable attorneys' fees and expenses in connection with each Loan Party's obligations under this Section 7.01(o). Notwithstanding the foregoing, this subsection (o) shall not be applicable to the assets of Foster Wheeler QLD, the Parent or any Excluded Subsidiaries.

                          (p) Fiscal Year. Cause the Fiscal Year of the Parent
and its Subsidiaries to end on or near December 31 of each calendar year unless the Agents consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).

                          (q) Borrowing Base. Maintain all Loans in compliance
with the then current Borrowing Base.

                          (r) Intellectual Property. Do, or procure the doing
of, all acts as are reasonably necessary to maintain, protect and safeguard all material Intellectual Property Rights which it owns or uses including applying and paying for renewals for registration of Intellectual Property Rights where applicable and using its reasonable efforts to effect the registration of all related applications. Inform the Collateral Agent and each Lender of the creation of future registered Intellectual Property Rights and other material Intellectual Property Rights and the acquisition of new registered Intellectual Property Rights and other material Intellectual Property Rights and, if applicable, grant additional security.

                          (s) Leasehold Property. Notify and register with the
landlord of any leasehold real or heritable property where the annual rent exceeds (pound)100,000 (or an equivalent amount in any other currency as of any date) the security interest over such leasehold property created in favor of the Collateral Agent, for the benefit of the Lenders, pursuant to this Agreement.

                          (t) Bank Control Agreements .

                              (i) Within 20 days of the Effective Date, use
reasonable best efforts to (A) establish Collection Accounts subject to a Lien in favor of the Collateral Agent and (B) deliver written instructions to its Account Debtors in the Applicable Jurisdictions to make all payments with respect to Accounts Receivable directly to such accounts. In the event such Collection Accounts have not been established and such instructions delivered by such date, the Borrowers shall pay a fee to the Administrative Agent equal to $1,500 per day until such accounts are established and such instructions are delivered, provided that such accounts shall be established and such instructions shall be delivered within 50 days of the Effective Date. In addition, from time to time, to the extent required by Section 8.01, the Loan Parties shall establish Collection Accounts for Account Debtors in Additional Jurisdictions, subject to a Lien in favor of the Collateral Agent, and deliver written instructions to such Account Debtors to make all payments with respect to Accounts Receivable directly to such accounts.

                              (ii) Within 60 days following the Effective Date,
use reasonable efforts to establish and maintain such depository account arrangements, blocked account arrangements, fixed charges over accounts and similar agreements and other documents, each in form and substance satisfactory to the Agents (collectively, "Cash Management Documents"), as the Agents may request with respect to the Loan Parties' Collection Accounts, then, at the Borrowers' option (i) the Borrowers shall pay a fee to the Administrative Agent in the amount of $1,500 per day until such Cash Management Documents have been executed by all parties or (ii) the Agent may deduct any collections received in any Collection Accounts for which Cash Management Documents have not been executed by all parties ("Non-Complying Accounts") from clause (i)(A) of the definition of Borrowing Base set forth in Section 1.01. In the event that such Cash Management Documents have not been executed by all parties within 90 days of the Effective Date with respect to all Collection Accounts, the Administrative Agent may continue to take the action described in clause (ii) of the preceding sentence (but no further fee under this subsection shall be payable), provided that, if the amount collected in any such Non-Complying Collection Account during any 10-week period ending as of any date of determination exceeds $25,000,000, then (A) no further Loans shall be made until all Cash Management Documents are fully executed for such accounts and (B) the Borrowers shall prepay all Loans then outstanding. For the purpose of the Collection Accounts of any South African Entity, the time periods set forth in this Section 7.01(t) shall be calculated from the date the South African Exchange Control Approval is obtained, rather than from the Effective Date.

                          (u) Availability. Cause the Borrowers, Guarantors and
South African Entities to maintain at all times Availability plus unrestricted cash on deposit in an account subject at all times to either a fixed charge or a floating charge in favor of the Collateral Agent under the relevant Security Agreement of the U.S. Dollar Equivalent of an amount equal to at least $15,000,000, provided, that, prior to the date on which the South Africa Exchange Control Approval is obtained, unrestricted cash of up to the U.S. Dollar Equivalent of $5,000,000 may be included in the foregoing calculation without the account in which such cash is maintained being subject to a fixed charge or a floating charge in favor of the Collateral Agent, provided that such account is not subject to any Lien other than Permitted Liens under clauses (b),
(h) or (i) of the definition thereof.

                          (v) South Africa Exchange Control Approval. Use
reasonable best efforts to obtain the South Africa Exchange Control Approval as soon as possible, and if received, deliver to the Agents evidence of such approval and such related documents or information as the Agents may request, including an executed Security Agreement, insurance assignment, all security filings and a legal opinion as to such matters reasonably requested by the Agents.

                  Section 7.02 Negative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, neither the Parent nor any Loan Party shall, unless the Required Lenders shall otherwise consent in writing:

                          (a) Liens, Etc. Create, incur, assume or suffer to
exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to it any of its Subsidiaries or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income; other than, as to all of the above, Permitted Liens.

                          (b) Indebtedness. Create, incur, assume, guarantee or
suffer to exist, or otherwise become or remain liable with respect to any Indebtedness other than Permitted Indebtedness.

                          (c) Fundamental Changes; Dispositions. Wind-up,
liquidate or dissolve, or merge, consolidate or amalgamate with any Person, or convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that

                              (i) any Loan Party (other than a Borrower) may be
merged into another Loan Party or may consolidate with another Loan Party, and any Excluded Subsidiary may be merged into, or may consolidate with, another Excluded Subsidiary, so long as in each case (A) no other provision of this Agreement would be violated thereby, (B) the Administrative Borrower gives the Agents at least 30 days' prior written notice of such merger or consolidation,
(C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders' rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger or consolidation and (E) the surviving Subsidiary, if any, other than an Excluded Subsidiary, is joined as a Loan Party hereunder and is a party to a Guaranty or an Accession Agreement, substantially in the form of Exhibit A, and a Security Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger or consolidation; and

                              (ii) any Loan Party and its Subsidiaries may (A)
dispose of obsolete or worn-out equipment in the ordinary course of business, and (B) sell or otherwise dispose of other property or assets for cash in an aggregate amount not less than the fair market value of such property or assets, provided that the Net Cash Proceeds of such Dispositions (x) in the case of clauses (A) and (B) above, do not exceed (pound)250,000 for any Loan Party or (pound)500,000 in the aggregate in any twelve-month period (or an equivalent amount in any other currency as of any date) and (y) in all cases, such Net Cash Proceeds (other than in the case of a Disposition by any Pledged Subsidiary) are paid to the Administrative Agent for the benefit of the Lenders pursuant to the terms of Section 2.05(c)(iii).

                          (d) Change in Nature of Business. Make, or permit any
of its Subsidiaries to make, any change in the nature of its business as described in Section 6.01(l).

                          (e) Loans, Advances, Investments, Etc. Make or commit
or agree to make any loan, advance, guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries to do any of the foregoing, except for: (i) loans, advances or investments existing on the date hereof, as set forth on Schedule 7.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof, (ii) loans and advances by it to its Subsidiaries and by such Subsidiaries to it, made in the ordinary course of business, provided, that such loans and advances to any Subsidiary which is not a Loan Party shall only be permitted if both before and after giving effect thereto Borrowers, Guarantors and the South African Entities have, in the aggregate, Availability and unrestricted cash on deposit in an account subject at all times to either a fixed charge or a floating charge in favor of the Collateral Agent under the relevant Security Agreement of the U.S. Dollar Equivalent of an amount of at least $15,000,000 (provided, that, prior to the date on which the South Africa Exchange Control Approval is obtained, unrestricted cash of up to the U.S. Dollar Equivalent of $5,000,000 may be included in the foregoing calculation without the account in which such cash is maintained being subject to a fixed charge or a floating charge in favor of the Collateral Agent, provided that such account is not subject to any Lien other than Permitted Liens under clauses (b), (h) or (i) of the definition thereof) and no Default or Event of Default shall have occurred and be continuing or will result therefrom, and (iii) loans or advances by the Parent or a Loan Party to any Specified Foster Wheeler Entity, Additional Party or other Affiliate, provided that such loans and advances shall only be permitted if both before and after giving effect thereto Borrowers, Guarantors and any South African Entity have, in the aggregate, Availability and unrestricted cash on deposit in an account subject at all times to either a fixed charge or a floating charge in favor of the Collateral Agent under the relevant Security Agreement of the U.S. Dollar Equivalent of an amount at least $28,000,000 (provided, that, prior to the date on which the South Africa Exchange Control Approval is obtained, unrestricted cash of up to the U.S. Dollar Equivalent of $8,000,000 may be included in the foregoing calculation without the account in which such cash is maintained being subject to a fixed charge or a floating charge in favor of the Collateral Agent, provided that such account is not subject to any Lien other than Permitted Liens under clauses (b),
(h) or (i) of the definition thereof) and no Default or Event of Default shall have occurred and be continuing or will result therefrom and, (iv) Permitted Investments and (v) performance guarantees of obligations to Affiliates extended in the ordinary course of business.

                          (f) Lease Obligations. Create, incur or suffer to
exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any real, heritable or personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any real, heritable or personal property under leases or agreements to lease other than (A) Capitalized Lease Obligations which would not cause the aggregate amount of all obligations under Capitalized Leases entered into after the Effective Date owing by the Parent, all Loan Parties and their Subsidiaries in any Fiscal Year to exceed (pound)2,000,000, and (B) Operating Lease Obligations which would not cause the aggregate amount of all Operating Lease Obligations owing by all Loan Parties and their Subsidiaries in any Fiscal Year to exceed (pound)9,000,000 (or an equivalent amount in any other currency as of any date).

                          (g) Capital Expenditures. Make or commit or agree to
make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Capital Expenditures made by the Loan Parties and their Subsidiaries to exceed (pound)3,500,000 (or an equivalent amount in any other currency as of any date) in any Fiscal Year; provided, however, that if, during Fiscal Year 2004, the amount of actual Capital Expenditures are less than the amount specified above (the difference between actual Capital Expenditures and such specified amount being referred to herein as the "Unused Portion"), the amount of Capital Expenditures permitted in Fiscal Year 2005 shall be increased by the amount of the Unused Portion from Fiscal Year 2004.

                          (h) Restricted Payments. (i) Declare or pay any
dividend or other distribution, direct or indirect, on account of any Capital Stock of the Parent, any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of the Parent, any Loan Party or any direct or indirect parent of the Parent or any Loan Party, now or hereafter outstanding,
(iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of the Parent, any Loan Party, now or hereafter outstanding, (iv) return any Capital Stock to any shareholders or other equity holders of the Parent, any Loan Party or any of its Subsidiaries, or make any other distribution of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities thereto as such or (v) pay any management fees, royalties or any other fees or expenses (including the reimbursement thereof by the Parent, any Loan Party or any of its Subsidiaries) (collectively, "Affiliate Payments") pursuant to any management, consulting, license agreement or other services agreement to any of the shareholders or other equityholders of the Parent, any Loan Party or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of any Loan Party; provided, however, (A) any Subsidiary of a Loan Party or the Parent (other than a Loan Party) may declare and pay dividends or make other distributions or Affiliate Payments to another Loan Party or a Subsidiary of a Loan Party or the Parent, (B) any Loan Party may declare and pay dividends or make other distributions or Affiliate Payments to another Loan Party, and (C) the Parent, Foster Wheeler Energy or any other direct Subsidiary of the Parent (x) may pay dividends or make other distributions during any Fiscal Year, in an aggregate amount not in excess of 60% of the Consolidated Net Income of the Parent and its Subsidiaries or Foster Wheeler Energy and its Subsidiaries, as applicable, for such Fiscal Year so long as no Event of Default shall have occurred and be continuing under Section 9.01(a) hereof, (y) may pay dividends or make other distributions in excess of 60% of the Consolidated Net Income of the Parent and its Subsidiaries or Foster Wheeler Energy and its Subsidiaries, as applicable, for such Fiscal Year or make Affiliate Payments if both before and after giving effect thereto Borrowers, Guarantors and any South African Entity have, in the aggregate, Availability and unrestricted cash on deposit in an account subject at all times to either a fixed charge or a floating charge in favor of the Collateral Agent under the relevant Security Agreement of the U.S. Dollar Equivalent of an amount at least $28,000,000 (provided, that, prior to the date on which the South Africa Exchange Control Approval is obtained, unrestricted cash of up to the U.S. Dollar Equivalent of $8,000,000 may be included in the foregoing calculation without the account in which such cash is maintained being subject to a fixed charge or a floating charge in favor of the Collateral Agent, provided that such account is not subject to any Lien other than Permitted Liens under clauses (b), (h) or (i) of the definition thereof) and no Default or Event of Default shall have occurred and be continuing or will result therefrom, and
(z) may pay dividends or make other distributions in the form of common Capital Stock, provided that, in each case of clauses (A) through (C) above, at the election of the Collateral Agent, which the Collateral Agent may and, upon the direction of the Required Lenders, shall make by notice to the Administrative Borrower, no such payment shall be made (other than in the case of clause (C)(x) above) if an Event of Default shall have occurred and be continuing or would result from the making of any such payment or, if either immediately before or after giving effect to any such payment, the Loans exceed the Borrowing Base.

                          (i) Federal Reserve Regulations; Other Use of
Proceeds. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose (i) that would cause such Loan to be a margin loan under the provisions of Regulation T, U or X of the Board or (ii) which would otherwise be inconsistent with Section 6.01(t).

                          (j) Transactions with Affiliates. Enter into, renew,
extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof, (ii) transactions with another Loan Party and (iii) transactions permitted by Section 7.02(e).

                          (k) Limitations on Dividends and Other Payment
Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Loan Party (i) to pay dividends or to make any other distribution on any shares of Capital Stock of such Subsidiary owned by any Loan Party or any of its Subsidiaries,
(ii) to pay or prepay or to subordinate any Indebtedness owed to any Loan Party or any of its Subsidiaries, (iii) to make loans or advances to any Loan Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Loan Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 7.02(k) shall prohibit or restrict compliance with:

                                    (A) this Agreement and the other Loan
Documents;

                                    (B) the terms as in existence on the date
hereof under the U.S. Bank Agreement, the Subordinated Note Indenture and any other agreement in effect on the date of this Agreement and described on
Schedule 7.02(k);

                                    (C) any applicable law, rule or regulation
(including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

                                    (D) in the case of clause (iv) any agreement
setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets; or

                                    (E) in the case of clause (iv) any
agreement, instrument or other document evidencing a Permitted Lien from restricting on customary terms the transfer of any property or assets subject thereto.

                          (l) Limitation on Issuance of Capital Stock. Issue or
sell or enter into any agreement or arrangement for the issuance and sale of, or permit any of its Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance and sale of, any shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants other than as listed on Schedule 7.02(l); provided that this Section 7.02(l) shall not restrict the sale or issuance of the Capital Stock of any South African Entity to the extent necessary to comply with the Broad-Based Black Economic Empowerment Act 53 of 2003.

                          (m) Modifications of Indebtedness, Organizational
Documents and Certain Other Agreements; Etc. (i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries' Indebtedness or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the Lenders or the issuer of such Indebtedness in any respect, (ii) except for the Obligations, make any voluntary or optional payment, prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries' Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (except to the extent such Indebtedness is otherwise expressly permitted by the definition of "Permitted Indebtedness"), or make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing, (iii) except as permitted by
Section 7.02(c), amend, modify or otherwise change its name, jurisdiction of organization, company number or (iv) amend, modify or otherwise change its constitutional documents or enter into any new agreement with respect to any of its Capital Stock, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iv) that either individually or in the aggregate, could not have a Material Adverse Effect.

                          (n) Compromise of Accounts Receivable. Compromise or
adjust any Account Receivable (or extend the time of payment thereof) or grant any discounts, allowances or credits or permit any of its Subsidiaries to do so other than, provided no Default or Event of Default has occurred and is continuing, in the ordinary course of its business.

                          (o) Properties. Permit any property to become a
fixture with respect to real or heritable property or to become an accession with respect to other personal property with respect to which real, heritable or personal property the Collateral Agent does not have a valid and perfected first priority Lien.

                          (p) Environmental. Permit the use, handling,
generation, storage, treatment, Release or disposal of Hazardous Materials at or from any property owned or leased by it or any of its Subsidiaries, except in compliance with applicable Environmental Laws and

Environmental Permits and so long as such use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials could not reasonably be expected to result in a Material Adverse Effect.

                          (q) Certain Agreements. Agree to any material
amendment or other material change to or material waiver of any of its rights under any Material Contract unless such amendment or change does not have an adverse impact on Lenders' interest hereunder.

                          (r) Intellectual Property. Do or cause or permit to be
done anything which may depreciate, jeopardize, invalidate or otherwise prejudice the effectiveness of the security or the marketability of the value of any Intellectual Property Right used by the Parent or any Loan Party or jeopardize or prejudice the right to use or exploit any such rights.

                  Section 7.03 Financial Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, the Parent and each Loan Party shall not, unless the Required Lenders shall otherwise consent in writing:

                          (a) Leverage Ratio. Permit the ratio of the
outstanding principal amount of the Loans as of the last day of any month to Combined EBITDA of the Specified Parties as of the end of each period of 12 months of the Specified Parties ending on such date to be greater than 2.0 to 1.0.

                          (b) Minimum Combined EBITDA of Specified Parties.
Permit Combined EBITDA of the Specified Parties at the end of each month for the twelve month period ending on such date to be less than the applicable amount set forth below:


                        Month End                    Combined EBITDA
                        ---------                    ---------------

                    January 31, 2004                (pound)19,760,000

                    February 29, 2004               (pound)19,560,800

                     March 31, 2004                 (pound)19,363,200

                     April 30, 2004                 (pound)18,270,400

                      May 31, 2004                  (pound)16,567,200

                      June 30, 2004                 (pound)16,524,800

                      July 31, 2004                 (pound)15,203,200

                     August 31, 2004                (pound)14,752,800

                   September 30, 2004               (pound)14,779,200

                    October 31, 2004                (pound)13,457,600

                    November 30, 2004               (pound)12,612,800

                    December 31, 2004               (pound)12,777,600

                    January 31, 2005                (pound)12,269,600

                    February 28, 2005               (pound)11,760,800

                     March 31, 2005                 (pound)11,253,600

                     April 30, 2005                 (pound)11,536,000

                      May 31, 2005                  (pound)11,816,800

                      June 30, 2005                 (pound)12,097,600

                      July 31, 2005                 (pound)12,535,200

                     August 31, 2005                (pound)12,972,800

                   September 30, 2005               (pound)13,410,400

                    October 31, 2005                (pound)13,468,800

                    November 30, 2005               (pound)13,526,400

                    December 31, 2005               (pound)13,584,800

                                  ARTICLE VIII

                      MANAGEMENT, COLLECTION AND STATUS OF
                    ACCOUNTS RECEIVABLE AND OTHER COLLATERAL

                  Section 8.01 Collection of Accounts Receivable; Management of Collateral. The Loan Parties shall establish, and, during the term of this Agreement, maintain, as provided in Section 7.01(t)(i), one or more accounts in the United Kingdom, South Africa and Australia (each a "Collection Account" and collectively, the "Collection Accounts") with the financial institutions set forth on Schedule 8.01 hereto or such other financial institutions selected by the Loan Parties and reasonably acceptable to the Administrative Agent (each being referred to as a "Collection Account Bank"; the United Kingdom, South Africa and Australia are referred to herein as the "Applicable Jurisdictions"). In the event that the aggregate amount of collections in Collection Accounts is less than 80% of the aggregate collections for all Account Debtors of the Loan Parties during any 10 week period, the Loan Parties shall establish additional Collection Accounts in other jurisdictions (the "Additional Jurisdictions") within 30 days so that at least 80% of the aggregate collections for all Account Debtors of the Loan Parties during any 10 week period shall be payable into Collection Accounts; provided, however, that such 10 week period shall not commence until after the time period for establishing Collection Accounts under Section 7.01(t) has expired. As provided in Section 7.01(t)(i), the Loan Parties shall irrevocably instruct their Account Debtors in the Applicable Jurisdictions and any Additional Jurisdiction, with respect to Accounts Receivable of the Loan Parties, to remit all payments to be made by checks or other drafts and to remit all payments to be made by wire transfer or by Automated Clearing House, Inc. payment ("ACH Payment") directly to the Collection Accounts. Until the Administrative Agent has advised the Loan Parties to the contrary after the occurrence and during the continuance of an Event of Default, the Loan Parties may and will enforce, collect and receive all amounts owing on the Accounts Receivable of the Loan Parties for the Administrative Agent's benefit and on the Administrative Agent's behalf, but at the Loan Parties' expense; such privilege shall terminate, at the election of any Agent, upon the occurrence and during the continuance of an Event of Default. All checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received directly by the Loan Parties from any of their Account Debtors in the Applicable Jurisdictions and any Additional Jurisdiction (other than from any Account Debtors (x) domiciled or incorporated in Australia or (y) that are the Parent or any of its Subsidiaries), as proceeds from Accounts Receivable of the Loan Parties, or as proceeds of any other Collateral, shall be held by the Loan Parties in trust for the Agents and the Lenders. Upon receipt by any Loan Party of the proceeds of any Accounts Receivable, such proceeds (i) shall be deposited by the Loan Parties in original form and no later than the next Business Day after receipt thereof into a Collection Account and (ii) shall be included in the aggregate amount of collections in the Collection Accounts for purposes of the second sentence of this Section 8.01. The Loan Parties shall not commingle such collections with the Loan Parties' own funds or the funds of any of their Subsidiaries or Affiliates or with the proceeds of any assets not included in the Collateral. Upon the occurrence and during the continuance of an Event of Default or Default or any event or circumstance which the Administrative Agent reasonably believes in the exercise of its reasonable business judgment will result in a Event of Default, on any day on which any Loans are outstanding, all funds received in the Collection Accounts shall be sent by wire transfer or ACH Payment to either the Administrative Agent's Account or to an account specified by the Administrative Agent (the "Concentration Account") for further transfer to the Administrative Agent's Account, for application at the end of each Business Day to reduce the then principal balance of the Loans, conditional upon final payment to the Administrative Agent. At all other times, the Administrative Agent shall direct that such funds on deposit in the Collection Accounts be transferred by wire transfer or ACH Payment to an account designated by the Administrative Borrower. No checks, drafts or other instruments received by the Administrative Agent shall constitute final payment to the Administrative Agent unless and until such checks, drafts or instruments have actually been collected.

                          (b) After the occurrence and during the continuance of
an Event of Default, the Collateral Agent may send a notice of assignment and/or notice of the Lenders' security interest to any and all Account Debtors or third parties holding or otherwise concerned with any of the Collateral, and thereafter the Collateral Agent shall have the sole right to collect the Accounts Receivable and/or take possession of the Collateral and the books and records relating thereto. The Loan Parties shall not, without prior written consent of the Collateral Agent, grant any extension of time of payment of any Account Receivable, compromise or settle any Account Receivable for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon, except, in the absence of a continuing Event of Default, as permitted by Section 7.02(n).

                          (c) The Parent and each Loan Party hereby appoints
each Agent or its designee on behalf of such Agent as the Loan Parties' attorney-in-fact with power exercisable during the continuance of an Event of Default to endorse the Parent's or any Loan Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Accounts Receivable, to sign the Parent's or any Loan Party's name on any invoice or bill of lading relating to any of the Accounts Receivable, drafts against Account Debtors with respect to Accounts Receivable, assignments and verifications of Accounts Receivable and notices to Account Debtors with respect to Accounts Receivable, to send verification of Accounts Receivable, and to notify the Postal Service authorities to change the address for delivery of mail addressed to the Parent or any Loan Party to such address as such Agent may designate and to do all other acts and things necessary to carry out this Agreement, but only to the extent necessary to effectuate payment under Section 8.01(b). All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction), or for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until all of the Loans and other Obligations under the Loan Documents are paid in full and all of the Loan Documents are terminated.

                          (d) Nothing herein contained shall be construed to
constitute any Agent as agent of the Parent or any Loan Party for any purpose whatsoever, and the Agents shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts Receivable or any instrument received in payment thereof or for any damage resulting therefrom (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents, by anything herein or in any assignment or otherwise, do not assume any of the obligations under any contract or agreement assigned to any Agent and shall not be responsible in any way for the performance by the Parent or any Loan Party of any of the terms and conditions thereof.

                          (e) If any Account Receivable includes a charge for
any tax payable to any Governmental Authority, each Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the Loan Parties' account and to charge the Loan Parties therefor. The Loan Parties shall notify the Agents if they are aware of any Account Receivable that include any taxes due to any such Governmental Authority.

                          (f) Notwithstanding any other terms set forth in the
Loan Documents, the rights and remedies of the Agents and the Lenders herein provided, and the obligations of the Loan Parties set forth herein, are cumulative of, may be exercised singly or concurrently with, and are not exclusive of, any other rights, remedies or obligations set forth in any other Loan Document or as provided by law.

                  Section 8.02 Accounts Receivable Documentation. The Loan Parties will at such intervals as the Agents may reasonably require, execute and deliver in form reasonably satisfactory to the Agents confirmatory written assignments of the Accounts Receivable to the Agents and furnish such further schedules and/or information as any such Agent may reasonably require relating to the Accounts Receivable, including, without limitation, invoices or the equivalent, credit memos issued, remittance advices, reports and copies of deposit slips. In addition, the Loan Parties shall notify the Agents of any non-compliance in respect of the representations, warranties and covenants contained in Section 8.03. The items to be provided under this Section 8.02 are to be executed and delivered to the Agents from time to time solely for their convenience in maintaining records of the Collateral. The Loan Parties' failure to give any of such items to the Agents shall not affect, terminate, modify or otherwise limit the Collateral Agent's Lien on the Collateral. The Loan Parties shall not re-date any invoice beyond that customary in the Loan Parties' industry or in the ordinary course of the Loan Parties' business and operations or as otherwise permitted under such Section 7.02(n), and shall not re-bill any Accounts Receivable without promptly disclosing the same to the Agents and providing the Agents with a copy of such re-billing, identifying the same as such. If the Loan Parties become aware of anything materially detrimental to the credit of any customer party to a Material Contract with a Loan Party, the Loan Parties will promptly advise the Agents thereof. Notwithstanding the foregoing, for the purposes of any confirmatory written assignments of any Accounts Receivable under this Section 8.02, "Accounts Receivable" shall not include Accounts Receivable arising in Australia.

                  Section 8.03 Status of Accounts Receivable and Other Collateral. With respect to Collateral of any Loan Party at the time the Collateral becomes subject to the Collateral Agent's Lien, each Loan Party covenants, represents and warrants: (a) such Loan Party shall be the sole owner, free and clear of all Liens (except for the Liens granted in the favor of the Collateral Agent for the benefit of the Lenders and Permitted Liens), and shall be fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral; (b) all agreements, instruments and other documents relating to any Account Receivable shall be true and correct and in all material respects what they purport to be; (c) all signatures and endorsements that appear on all material agreements, instruments and other documents relating to any Account Receivable shall be genuine and all signatories and endorsers shall have full capacity to contract; (d) such Loan Party shall maintain books and records pertaining to said Collateral in such detail, form and scope as the Agents shall reasonably require; (e) such Loan Party will, immediately upon learning thereof, report to the Agents any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters adversely affecting the value, enforceability or collectibility of any of the Collateral; (f) such Loan Party shall not re-date any invoice or sale or make sales on extended dating beyond that which is customary in the ordinary course of its business and in the industry; and (g) such Loan Party is not and shall not be entitled to pledge any Agent's or any Lender's credit on any purchases or for any purpose whatsoever.

                  Section 8.04 Collateral Custodian. Upon the occurrence and during the continuance of any Default or Event of Default, the Collateral Agent may at any time and from time to time employ and maintain on the premises of any Loan Party a custodian selected by the Collateral Agent who shall have full authority to do all acts necessary to protect the Agents' and the Lenders' interests. The Parent and each Loan Party hereby agrees to, and to cause its

Subsidiaries to, cooperate with any such custodian and to do whatever the Collateral Agent may reasonably request to preserve the Collateral. All reasonable costs and expenses incurred by the Collateral Agent by reason of the employment of the custodian pursuant to this Section 8.04 shall be the responsibility of the Borrowers and charged to the Loan Account.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

                  Section 9.01 Events of Default. If any of the following Events of Default shall occur and be continuing:

                          (a) any Borrower shall fail to pay (i) any principal
of any Loan, any Collateral Agent Advance when due (whether by scheduled maturity, required prepayment acceleration, demand or otherwise) or (ii) any interest on any Loan or any Collateral Agent Advance, or any fee, indemnity or other amount payable under this Agreement or any other Loan Document when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in each case under this clause (ii) within three (3) Business Days after the same becomes due and payable;

                          (b) any representation or warranty made or deemed made
by or on behalf of the Parent or any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any report, certificate, or other document delivered to any Agent or any Lender pursuant to any Loan Document shall have been incorrect in any material respect when made or deemed made;

                          (c) the Parent or any Loan Party shall fail to perform
or comply with (i) any covenant or agreement contained in Section 7.01(a),
(c),(d) (other than clause (i)(A) of such subsection), (e), (f), (g), (j), (k) or (r) of this Agreement or Section 10.3(a), (c), (d) or (k) of the Security Agreement (United Kingdom) and such failure shall remain uncured for a period of three (3) Business Days, (ii) any other covenant or agreement contained in
ARTICLE VII or ARTICLE VIII, or (iii) in the case of any Loan Party, any covenant or agreement contained in any Security Agreement (except as provided in clause (i) above) to which it is a party or any Mortgage to which it is a party;

                          (d) the Parent or any Loan Party shall fail to perform
or comply with any other term, covenant (including any covenant implied by law) or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a), (b) and (c) of this Section 9.01, such failure, if capable of being remedied, shall remain unremedied for 15 days after the earlier of the date a senior officer of the Parent or any Loan Party becomes aware of such failure and the date written notice of such default shall have been given by any Agent to the Administrative Borrower;

                          (e) the Parent or any Subsidiary of the Parent or
Additional Party shall fail to pay any principal of or interest or premium on any of its Indebtedness (excluding Indebtedness evidenced by this Agreement), to the extent that the U.S. Dollar Equivalent of the aggregate principal amount of all such Indebtedness exceeds $5,000,000 (or the equivalent amount in any other currency as of any date), when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

                          (f) the Parent or any Subsidiary of the Parent or
Additional Party (i) shall institute any proceeding or voluntary case, or an application is made, seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, administration, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, including without limitation, the Insolvency Act 1986 (United Kingdom), the Insolvency Act, No. 24 of 1936 (South Africa) and the Australian Corporations Act 2001(Cth) or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian, administrator or other similar official for any such Person or for any substantial part of its property, (ii) shall be "insolvent" for the purposes of the Insolvency Act 1986 (United Kingdom), the Insolvency Act, No. 24 of 1936 (South Africa) and the Australian Corporations Act 2001(Cth) or any other applicable law or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);

                          (g) any proceeding shall be instituted, or an
application is made, against the Parent, any Loan Party, Subsidiary of a Loan Party or the Parent or Additional Party seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, administration, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian, administrator or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian, administrator or other similar official for it or for any substantial part of its property) shall occur;

                          (h) A (i) receiver, receiver and manager,
administrator, administrative receiver or similar officer is appointed to or
(ii) distress, attachment or other execution is levied or enforced over (and is not discharged or stayed within 45 days), all or any of the material assets and undertakings of the Parent or a Loan Party;

                          (i) Any provision of any Loan Document that the
Collateral Agent, in its sole but reasonable discretion, determines is material shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Parent or any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Parent or any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Parent or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

                          (j) any Security Agreement, any Mortgage or any other
security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Collateral Agent for the benefit of the Lenders on any Collateral purported to be covered thereby;

                          (k) any bank at which any deposit account, blocked
account, or lockbox account of any Loan Party is maintained shall fail to comply with any of the terms of any deposit account, blocked account, lockbox account or similar agreement to which such bank is a party or any securities intermediary, commodity intermediary or other financial institution at any time in custody, control or possession of any investment property of any Loan Party shall fail to comply with any of the terms of any investment property control agreement to which such Person is a party, the effect of which in any such case would be to adversely affect the security interest of the Collateral Agent or the perfection or priority thereof;

                          (l) one or more judgments or orders for the payment of
money where the U.S. Dollar Equivalent of such judgments or orders exceed $2,500,000 in the aggregate shall be rendered against the Parent or any Subsidiary of the Parent or Additional Party and remain unsatisfied and either
(i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be a period of 10 consecutive Business Days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect (other than any such judgment or order covered by insurance where the insurance company has acknowledged in writing its liability therefor);

                          (m) the Parent or any Loan Party is enjoined,
restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of its business for more than fifteen (15) days, or any such action against a Subsidiary of a Loan Party or the Parent (other than another Loan Party) or Additional Party which could reasonably be expected to have a Material Adverse Effect;

                          (n) any cessation of a substantial part of the
business of the Parent or any Loan Party for a period which materially and adversely affects the ability of such Person to continue its business on a profitable basis, which could reasonably be expected to have a Material Adverse Effect;

                          (o) the loss, suspension or revocation of, or failure
to renew, any material license or permit now held or hereafter acquired by the Parent, any Loan Party, Subsidiary of a Loan Party or the Parent or Additional Party, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect;

                          (p) the indictment of the Parent, any Loan Party under
any criminal statute, or commencement of criminal or civil proceedings against the Parent or any Loan Party, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person, or any such action or against a Subsidiary of a Loan Party or the Parent (other than another Loan Party) or Additional Party which could reasonably be expected to have a Material Adverse Effect;

                          (q) the Parent or Subsidiary of the Parent or
Additional Party shall be liable for any Environmental Liabilities and Costs the payment of which could reasonably be expected to have a Material Adverse Effect;

                          (r) a Change of Control shall have occurred;

                          (s) an event or development occurs which could
reasonably be expected to have a Material Adverse Effect;

                          (t) any Loan Party shall fail, after receiving a
request by any Agent, to amend the limit of the recoverable amount in clause 2.4 of the Security Agreement (Australia) within five (5) days of receiving such request; such request may be made by the Collateral Agent at any time based upon the Collateral Agent's reasonable determination that the assets of any Loan Party organized in Australia have materially increased in value since the Effective Date or since any prior amendment to increase such limit; or

                          (u) the Parent or any Loan Party receives written
demand for performance under any performance guarantee issued with respect to the obligation of any Person other than a Loan Party under a contract where the net liability, costs and expenses for performing under such performance guarantee would exceed (pound)1,000,000 (or the equivalent amount in any other current as of any date);

                  then, and in any such event, the Collateral Agent may, and shall at the request of the Required Lenders, by notice to the Administrative Borrower, (i) terminate or reduce all Commitments, whereupon all Commitments shall immediately be so terminated or reduced, (ii) declare all or any portion of the Loans then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of all Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and the other Loan Documents shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Parent and each Loan Party and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default described in subsection (f), (g), or (h) of this Section 9.01, without any notice to the Parent, any Loan Party or any other Person or any act by any Agent or any Lender, all Commitments shall automatically terminate and all Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement and the other Loan Documents shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Parent and each Loan Party.

                                   ARTICLE X

                                     AGENTS

                  Section 10.01 Appointment. Each Lender (and each subsequent maker of any Loan by its making thereof) hereby irrevocably appoints and authorizes the Administrative Agent and the Collateral Agent to perform the duties of each such Agent as set forth in this Agreement including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, or any Loan Document, provided that the Agents shall not have any liability to the Lenders for any Agent's inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans and Collateral Agent Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to this Agreement or any other Loan Document; and
(viii) subject to Section 10.03 of this Agreement, to take such action as such Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the other Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Loans), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions of the Required Lenders shall be binding upon all Lenders and all makers of Loans; provided, however, and the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any other Loan Document or applicable law.

                  Section 10.02 Nature of Duties. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. The

Agents shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Parent and the Loan Parties in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Loan Parties and the value of the Collateral, and the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Parent or the Loan Parties pursuant to the terms of this Agreement or any other Loan Document. If any Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Required Lenders have instructed such Agent to act or refrain from acting pursuant hereto.

                  Section 10.03 Rights, Exculpation, Etc. The Agents and their directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agents (i) may treat the payee of any Loan as the owner thereof until the Collateral Agent receives written notice of the assignment or transfer thereof, pursuant to
Section 12.07 hereof, signed by such payee and in form satisfactory to the Collateral Agent; (ii) may consult with legal counsel (including, without limitation, counsel to any Agent or counsel to the Parent and the Loan Parties), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Collateral Agent's Lien thereon, or any certificate prepared by the Parent or any Loan Party in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agents shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 4.04, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agents are permitted or required to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders.

                  Section 10.04 Reliance. Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

                  Section 10.05 Indemnification. To the extent that any Agent is not reimbursed and indemnified by any Loan Party, the Lenders will reimburse and indemnify such Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by such Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 10.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from such Agent's gross negligence or willful misconduct. The obligations of the Lenders under this Section 10.05 shall survive the payment in full of the Loans and the termination of this Agreement.

                  Section 10.06 Agents Individually. With respect to its Pro Rata Share of the Total Commitment hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower as if it were not acting as an Agent pursuant hereto without any duty to account to the other Lenders.

                  Section 10.07 Successor Agent. (a) Each Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving at least thirty (30) Business Days' prior written notice to the Administrative Borrower and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

                          (b) Upon any such notice of resignation, the Required
Lenders shall appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation hereunder as an Agent, the provisions of this ARTICLE X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

                          (c) If a successor Agent shall not have been so
appointed within said thirty (30) Business Day period, the retiring Agent, with the consent of the other Agent shall then appoint a successor Agent who shall serve as an Agent until such time, if any, as the Required Lenders, with the consent of the other Agent, appoint a successor Agent as provided above.

                  Section 10.08 Collateral Matters.

                          (a) The Collateral Agent may from time to time make
such disbursements and advances ("Collateral Agent Advances") which the Collateral Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrowers of the Loans and other Obligations or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 12.04. The Collateral Agent Advances shall be repayable on demand and be secured by the Collateral. The Collateral Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 4.02. The Collateral Agent shall notify each Lender and the Administrative Borrower in writing of each such Collateral Agent Advance, which notice shall include a description of the purpose of such Collateral Agent Advance. Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to the Collateral Agent, upon the Collateral Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Collateral Agent Advance. If such funds are not made available to the Collateral Agent by such Lender, the Collateral Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Collateral Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate.

                          (b) The Lenders hereby irrevocably authorize the
Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon termination of the Total Commitment and payment and satisfaction of all Loans and all other Obligations which have matured and which the Collateral Agent has been notified in writing are then due and payable; or constituting property being sold or disposed of in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this
Section 10.08(b).

                          (c) Without in any manner limiting the Collateral
Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 10.08(b). Upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

                          (d) The Collateral Agent shall have no obligation
whatsoever to any Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this
Section 10.08 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

                          Section 10.09 Agency for Perfection. Each Agent and
each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with applicable law can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and the Lenders as secured party. Should the Administrative Agent or any Lender obtain possession or control of any such Collateral, the Administrative Agent or such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent's request therefor shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent's instructions. The Parent and each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

                                   ARTICLE XI

                                    GUARANTY

                  Section 11.01 Guaranty. Each Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrowers now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any Insolvency Proceeding of any Borrower), fees, commissions, expense reimbursements, indemnifications or otherwise (such obligations, to the extent not paid by the Borrowers, being the "Guaranteed Obligations"), and agrees to pay on demand any and all expenses (including reasonable counsel fees and expenses) incurred by the Agents and the Lenders in enforcing any rights under the guaranty set forth in this ARTICLE XI. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrowers to the Agents and the Lenders under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Borrower.

                  Section 11.02 Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agents and the Lenders with respect thereto. The obligations of each Guarantor under this ARTICLE XI are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against the Parent or any Loan Party or whether the Parent or any Loan Party is joined in any such action or actions. The liability of each Guarantor under this ARTICLE XI shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                          (a) any lack of validity or enforceability of any Loan
Document or any agreement or instrument relating thereto;

                          (b) any change in the time, manner or place of payment
of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Parent or any Loan Party or otherwise;

                          (c) any taking, exchange, release or non-perfection of
any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                          (d) any change, restructuring or termination of the
corporate, limited liability company or partnership structure or existence of the Parent or any Loan Party; or

                          (e) any other circumstance (including, without
limitation, any statute of limitations) or any existence of or reliance on any representation by the Agents or the Lenders that might otherwise constitute a defense available to, or a discharge of, the Parent or any Loan Party or any other guarantor or surety.

This ARTICLE XI shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agents, the Lenders, or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

                  Section 11.03 Waiver. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this ARTICLE XI and any requirement that the Agents or the Lenders exhaust any right or take any action against the Parent or any Loan Party or any other Person or any Collateral. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section
11.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this ARTICLE XI, and acknowledges that this ARTICLE XI is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                  Section 11.04 Continuing Guaranty; Assignments. This ARTICLE XI is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this ARTICLE XI and the Final Maturity Date, (b) be binding upon each Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agents and the Lenders and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, its Loans, the Reimbursement Obligations and the Letter of Credit Obligations owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 12.07.

Section 11.05 Subrogation. No Guarantor will exercise any rights that it may now or hereafter acquire against the Parent or any Loan Party or any other guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this ARTICLE XI, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agents and the Lenders against the Parent or any Loan Party or any other guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Parent or any Loan Party or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this ARTICLE XI shall have been paid in full in cash and the Final Maturity Date shall have occurred. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this ARTICLE XI and the Final Maturity Date, such amount shall be held in trust for the benefit of the Agents and the Lenders and shall forthwith be paid to the Agents and the Lenders to be credited and applied to the Guaranteed Obligations and all other amounts payable under this ARTICLE XI, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this ARTICLE XI thereafter arising. If (i) any Guarantor shall make payment to the Agents and the Lenders of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this ARTICLE XI shall be paid in full in cash and (iii) the Final Maturity Date shall have occurred, the Agents and the Lenders will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

                  Section 11.06 Designation of Guarantor as Borrower. If at any time, any Guarantor shall become a party to any Material Contract (other than the Loan Documents), such Guarantor shall notify the Collateral Agent and, if the Collateral Agent so requires in its sole discretion, upon notice to such Guarantor from the Collateral Agent, such Guarantor shall automatically be deemed a Borrower hereunder effective upon the date of such notice, and such Guarantor and the other Loan Parties shall execute and deliver any written agreement or other document required by the Collateral Agent to evidence such designation and shall cause to be delivered to the Collateral Agent any legal opinion required by the Collateral Agent or its counsel in connection therewith.

                                  ARTICLE XII

                                  MISCELLANEOUS

                  Section 12.01 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied, sent by electronic mail or delivered, if to the Parent or any Loan Party, at the following address:

                  Foster Wheeler Energy Limited
                  Shinfield Park
                  Reading
                  Berkshire RG2 9FW
                  United Kingdom
                  Attention:  N. Christopher Holt
                  Telephone:  44 118 913 2112
                  Telecopier:  44 118 913 4616
                  E-mail:  chris_holt@fwuk.fwc.com
                  with a copy (other than in the case of Notices of Borrowing or financial statements, reports and certificates delivered under
                  Section 7.01(a)(ii), (iii), (iv), (v), (vi) or (vii)) to:

                  (A)      King & Spalding International LLP
                           City Place House
                           55 Basinghall Street
                           London EC 2V 5DU
                           United Kingdom
                           Attention:  John L. Keffer, Esq.
                           Telephone:  44 (0) 20 7551-7515
                           Telecopier:  44 (0) 20 7551-7575
                           E-mail:  jkeffer@kslaw.com

                           and:

                  (B)      King & Spalding LLP
                           1185 Avenue of the Americas
                           New York, New York  10036
                           USA
                           Attention:  Lawrence A. Larose, Esq.
                           Telephone:  212-556-2155
                           Telecopier:  212-556-2222
                           E-mail:  llarose@kslaw.com
                  if to the Administrative Agent or Collateral Agent, to it at the following address:

                  Prior to February 1, 2004:

                  Saberasu Japan Investment II B.V.
                  Strawinskylaan 3111, 7th Floor
                  1077 ZX Amsterdam, The Netherlands
                  Attention: Managing Director
                  Telephone:  31-20-644-3651
                  Telecopier:  31-20-644-4467
                  E-mail:  promontoria.holding.bv@worldonline.nl

                  On or after February 1, 2004:

                  Saberasu Japan Investment II B.V.
                  Amalialaan 41c, 1st Floor
                  3743 KE Baarn
                  The Netherlands
                  Attention: Managing Director
                  Telephone:  31-35-548-8710
                  Telecopier:  31-35-548-8725
                  E-mail:  promontoria.holding.bv@worldonline.nl

                  with a copy to:

                  Cerberus Capital Management, L.P.
                  299 Park Avenue, 22nd Floor
                  New York, New York  10171
                  USA
                  Attention:  Kevin Genda and Ken Kohrs
                  Telephone:  212-891-1550/212-909-1472
                  Telecopier:  212-891-1541/212-909-1421
                  E-mail:  kgenda@ablecofinance.com and kkohrs@ablecofinance.com and a copy (other than in the case of Notices of Borrowing or financial statements, reports and certificates delivered under
                  Section 7.01(a)(ii), (iii), (iv), (v), (vi) or (vii) to:

                  (A)      Schulte Roth & Zabel LLP
                           919 Third Avenue
                           New York, New York  10022
                           USA
                           Attention:  Lawrence S. Goldberg, Esq.
                           Telephone:  212-756-2000
                           Telecopier:  212-593-5955
                           E-mail:  lawrence.goldberg@srz.com
                            and:

                  (B)      Freshfields Bruckhaus Deringer
                           65 Fleet Street
                           London EC4Y 1HS
                           United Kingdom
                           Attention:  David Ereira, Esq.
                           Telephone:  44 20 7936 4000
                           Telecopier:  44 20 7832 7001
                           E-mail:  david.ereira@freshfields.com

                  or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12.01. All such notices and other communications shall be effective, (i) if mailed, when received or five (5) Business Days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, (iii) if sent by electronic mail, when receipt is acknowledged by a reply message sent by electronic mail by the intended recipient (and excluding automatically generated replies) or (iv) if delivered, upon delivery, except that notices to any Agent pursuant to ARTICLE II shall not be effective until received by such Agent.

                  Section 12.02 Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Parent or any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders or by the Collateral Agent with the consent of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall (i) increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any payment of principal of, or interest or fees on, the Loans payable to any Lender, in each case without the written consent of any Lender affected thereby, (ii) increase the Total Commitment without the written consent of each Lender, (iii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder, (iv) amend the definition of "Required Lenders" or "Pro Rata Share",
(v) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Lenders, or release any Borrower or any Guarantor, (vi) amend, modify or waive Section 4.04 or this Section 12.02 of this Agreement, or (vii) amend the definition of "Borrowing Base", or "Adjusted EBITDA", in each case, without the written consent of each Lender. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents.

                  Section 12.03 No Waiver; Remedies, Etc. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

                  Section 12.04 Expenses; Taxes; Attorneys' Fees. (a) General. The Borrowers will pay on demand, all reasonable costs and expenses incurred by or on behalf of each Agent (and, in the case of clauses (ii) through (xiii) below, each Lender), regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for each Agent (and, in the case of clauses (ii) through (xiii) below, each Lender), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (i) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents (including, without limitation, the preparation of any additional Loan Documents pursuant to Section 7.01(b) or the review of any of the agreements, instruments and documents referred to in
Section 7.01(f)), (ii) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (iii) the preservation and protection of any of the Lenders' rights under this Agreement or the other Loan Documents, (iv) the defense of any claim or action asserted or brought against any Agent or any Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents' or the Lenders' claims against any Loan Party, or any and all matters in connection therewith, (v) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (vi) the filing of any petition, complaint, answer, motion or other pleading by any Agent or any Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (vii) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (viii) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (ix) any attempt to collect from the Parent or any Loan Party, (x) all liabilities and costs arising from or in connection with the past, present or future operations of the Parent or any Loan Party involving any damage to real, heritable or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (xi) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present at or arising out of the operations of any facility of the Parent or any Loan Party, (xii) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien, or (xiii) the receipt by any Agent or any Lender of any advice from professionals with respect to any of the foregoing. Without limitation of the foregoing or any other provision of any Loan Document: (A) the Borrowers agree to pay on demand all stamp, transaction, registration, document, transfer, recording or filing taxes or fees (including those passed on to any Agent or Lender by a bank or financial institution) and similar impositions (including fines and penalties) now or hereafter determined by any Agent or any Lender to be payable in connection with the execution, delivery, performance and enforcement of this Agreement or any other Loan Document or any payment, receipt or other transaction contemplated by any Loan Document, and the Borrowers agree to save each Agent and each Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions; provided, however, that any such amounts shall be without duplication of the amounts to which such Agent or Lender is entitled under Sections 2.08 and 4.05 and shall exclude those amounts expressly excluded from indemnity or payment by the Borrower in Section 2.08, (B) the Borrowers agree to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents, and (C) if the Borrowers fail to perform any covenant or agreement contained herein or in any other Loan Document, any Agent may itself perform or cause performance of such covenant or agreement, and the expenses of such Agent incurred in connection therewith shall be reimbursed on demand by the Borrowers and each Loan Party shall indemnify each Agent and Lender against any liability resulting from delay or omission to pay those taxes or other amounts except to the extent the liability results from failure by an Agent or a Lender to pay any tax or other amount after having been put in funds (with all necessary documents) to do so by the relevant Loan Party.

                          (b) GST. All payments to be made by a Loan Party or
the Parent under or in connection with any Loan Document have been calculated without regard to GST. If all or part of any such payment is the consideration for a taxable supply for GST purposes then, when the Loan Party makes the payment (i) it must pay to the relevant Agent or Lender an additional amount equal to that payment (or part) multiplied by the appropriate rate of GST (currently 10% in Australia) and (ii) the relevant Agent or Lender will promptly provide to the Loan Party a tax invoice complying with the relevant GST legislation. Where under any Loan Document a Loan Party or the Parent is required to reimburse or indemnify for an amount, the Loan Party will pay the relevant amount (including any sum in respect of GST) less any GST input tax credit the relevant Agent or Lender determines that it is entitled to claim in respect of that amount.

                          (c) VAT. All consideration expressed to be payable
under a Loan Document by the Parent or any Loan Party to any Agent, Lender or Transferee shall be deemed to be exclusive of any VAT. If VAT is chargeable on any supply or service made by any Lender, Lender or Transferee to the Parent or any Loan Party in connection with a Loan Document, the Parent or that Loan Party shall pay to that Agent, Lender or Transferee (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT on production of a valid VAT invoice. Where a Loan Document requires the Parent or any Loan Party to reimburse an Agent, Lender or Transferee for any costs or expenses, the Parent or that Loan Party shall also at the same time pay and indemnify that Agent, Lender or Transferee against all VAT incurred by that Agent, Lender, or Transferee in respect of the costs or expenses to the extent that the Agent, Lender or Transferee determines that it is not entitled to credit or repayment of the VAT.

                  Section 12.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to the Parent or any Loan Party (any such notice being expressly waived by the Parent and the Loan Parties) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Agent or such Lender to or for the credit or the account of the Parent or any Loan Party against any and all obligations of the Parent and the Loan Parties either now or hereafter existing under any Loan Document, irrespective of whether or not such Agent or such Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. Each Agent and each Lender agrees to notify such Loan Party promptly after any such set-off and application made by such Agent or such Lender provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agents and the Lenders under this Section 12.05 are in addition to the other rights and remedies (including other rights of set-off) which the Agents and the Lenders may have under this Agreement or any other Loan Documents of law or otherwise.

                  Section 12.06 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  Section 12.07 Assignments and Participations. (a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the Parent and each Loan Party and each Agent and each Lender and their respective successors and assigns; provided, however, that none of the Parent or the Loan Parties may assign or transfer any of its rights hereunder without the prior written consent of each Lender and any such assignment without the Lenders' prior written consent shall be null and void.

                          (b) Each Lender may, with the written consent of the
Collateral Agent, assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Loans made by it); provided, however, that (i) such assignment is in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender's Commitment) (except such minimum amount shall not apply to an assignment by a Lender to an Affiliate of such Lender or a fund or account managed by such Lender or an Affiliate of such Lender), (ii) the parties to each such assignment shall execute and deliver to the Collateral Agent, for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Collateral Agent a processing and recordation fee of $5,000 (except the payment of such fee shall not be required in connection with an assignment by a Lender to an Affiliate of such Lender or a fund or account managed by such Lender or an Affiliate of such Lender) and (iii) no written consent of the Collateral Agent shall be required in connection with any assignment by a Lender to an Affiliate of such Lender or a fund or account managed by such Lender or an Affiliate of such Lender. The Borrowers and the Agents may continue to deal solely and directly with an assigning Lender in connection with the interest so assigned until such Lender and its assignee shall have executed and delivered to the Administrative Borrower and the Collateral Agent, and the Collateral Agent shall have accepted, an Assignment and Acceptance. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the delivery thereof to the Collateral Agent (or such shorter period as shall be agreed to by the Collateral Agent and the parties to such assignment), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                          (i) By executing and delivering an Assignment and
Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (A) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (B) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Parent, any Loan Party or any of its Subsidiaries or the performance or observance by the Parent or any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (C) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (D) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (E) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (F) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

                          (ii) The Collateral Agent shall, on behalf of the
Borrowers, maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans (the "Registered Loans") owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice. In the case of any assignment not reflected in the Register, the assigning Lender shall maintain a comparable register.

                          (iii) Upon its receipt of an Assignment and Acceptance
executed by an assigning Lender and an assignee, together with any promissory notes subject to such assignment, the Collateral Agent shall, if the Collateral
Agent consents to such assignment and if such Assignment and Acceptance has been completed (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.

                          (iv) A Registered Loan (and the registered note, if
any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Agents shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

                          (v) In the event that any Lender sells participations
in a Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

                  (c) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans made by it); provided, that (i) such Lender's obligations under this Agreement (including without limitation, its Commitments hereunder) and the other Loan Documents shall remain unchanged;
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral of the Parent or any Loan Party (except as set forth in Section 10.08 of this Agreement or any other Loan Document). The Loan Parties agree that each participant shall be entitled to the benefits of Section 2.08 subject to Section 2.08(g) and Section 4.05 (taking into account the proviso therein) of this Agreement with respect to its participation in any portion of the Commitments and the Loans as if it was a Lender.

                  Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telecopier shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telecopier also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

                  Section 12.09 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

                  Section 12.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARENT AND EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARENT AND EACH LOAN PARTY HEREBY IRREVOCABLY APPOINTS (A) IN THE CASE OF THE BORROWERS AND THE PARENT, THE PROCESS AGENT, (B) THE SECRETARY OF STATE OF THE STATE OF NEW YORK AND (C) THE ADMINISTRATIVE BORROWER AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO (1) THE ADMINISTRATIVE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN Section 12.01, (2) THE PROCESS AGENT OR (3) TO THE SECRETARY OF STATE OF THE STATE OF NEW YORK, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENTS AND THE LENDERS TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE PARENT OR ANY LOAN PARTY IN ANY OTHER JURISDICTION. THE PARENT AND EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE PARENT OR ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY

IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE PARENT AND EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  Section 12.11 WAIVER OF JURY TRIAL, ETC. THE PARENT, EACH LOAN PARTY, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE PARENT AND EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE PARENT AND EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AGREEMENT.

                  Section 12.12 Consent by the Agents and Lenders. Except as otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which the Parent or any Loan Party is a party and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

                  Section 12.13 No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

                  Section 12.14 Reinstatement; Certain Payments; Judgment Currency. (a) If any claim is ever made upon any Agent or any Lender for repayment or recovery of any amount or amounts received by such Agent or such Lender in payment or on account of any of the Obligations or such Agent, such Lender shall give prompt notice of such claim to each other Agent and Lender and the Administrative Borrower, and if such Agent or such Lender repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Agent or such Lender or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by such Agent or such Lender with any such claimant, then and in such event the Parent and each Loan Party agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Indebtedness hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Agent or such Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Agent or such Lender.

                          (b) This is an international financial transaction in
which the specification of a currency and payment in Dollars is of the essence. Unrestricted and transferable lawful money of the United States of America (i.e., Dollars) shall be the currency of account in the case of all payments pursuant to or arising under this Agreement, and all such payments shall be made at the Payment Office in immediately available funds. The obligations of the Parent and the Loan Parties under this Agreement shall not be discharged by any amount paid in any other currency or in a place other than at the Payment Office to the extent that the amount so paid after conversion under this Agreement and transfer to the Payment Office does not yield the amount of Dollars in Amsterdam due under this Agreement. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in Dollars into another currency (the "Other Currency"), the rate of exchange used shall be that at which the Agent could, in accordance with normal banking procedures, purchase Dollars with the Other Currency on the Business Day preceding that on which final judgment is given. If the Dollars so purchased are less than the sum originally due to the Agent and the Lenders in Dollars, the Parent and the Loan Parties agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent and the Lenders against such loss, and if the Dollars so purchased exceed the sum originally due to the Agent and the Lenders in Dollars, the Agent and the Lenders agree to remit to the Administrative Borrower such excess.

                  Section 12.15 Indemnification.

                          (a) General Indemnity. In addition to each Loan
Party's other Obligations under this Agreement each Loan Party agrees to, jointly and severally, defend, protect, indemnify and hold harmless each Agent and each Lender and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses, with value added taxes where applicable) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) any Agent's or any Lender's furnishing of funds to the Borrowers under this Agreement or the other Loan Documents, including, without limitation, the management of any such Loans,
(iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that the Loan Parties shall not have any obligation to any Indemnitee under this subsection
(a) for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

                          (b) Environmental Indemnity. Without limiting Section
12.15(a) hereof, the Loan Party agrees to, jointly and severally, defend, indemnify, and hold harmless the Indemnitees against any and all Environmental Liabilities and Costs and all other claims, demands, penalties, fines, liability (including strict liability), losses, damages, costs and expenses (including without limitation, reasonable legal fees and expenses, consultant and other professional advisors' fees and laboratory fees, with value added taxes where applicable), arising out of (i) any Releases or threatened Releases (x) at any property presently or formerly owned or operated by the Parent, any Loan Party or any Subsidiary thereof, or any predecessor in interest, or (y) of any Hazardous Materials generated or disposed of by the Parent, any Loan Party or any Subsidiary thereof, or any predecessor in interest; (ii) any violations of applicable Environmental Laws or non-compliance with Environmental Permits;
(iii) any Environmental Action relating to the Parent, any Loan Party or any Subsidiary thereof, or any predecessor in interest; (iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials used, handled, generated, transported or disposed by the Parent, any Loan Party or any Subsidiary thereof, or any predecessor in interest; and (v) any breach of any warranty or representation regarding environmental matters made by the Parent and the Loan Parties in
Section 6.01(r) or the breach of any covenant made by the Parent and the Loan Parties in Section 7.01(j). Notwithstanding the foregoing, the Loan Parties shall not have any obligation to any Indemnitee under this subsection (b) regarding any potential environmental matter covered hereunder which is caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction.

                          (c) The indemnification for all of the foregoing
losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 12.15 may be unenforceable because it is violative of any law or public policy, the Parent and each Loan Party shall, jointly and severally, contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. The indemnities set forth in this Section 12.15 shall survive the repayment of the Obligations and discharge of any Liens granted under the Loan Documents.

                  Section 12.16 Foster Wheeler Energy as Agent for Borrowers. Each Borrower hereby irrevocably appoints Foster Wheeler Energy as the borrowing agent and attorney-in-fact for the Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until the Agents shall have received prior written notice signed by all of the Borrowers that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide to the Agents and receive from the Agents all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and
(ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that neither the Agents nor the Lenders shall incur liability to the Borrowers as a result hereof. Each of the Borrowers expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Agents and the Lenders to do so, and in consideration thereof, each of the Borrowers hereby jointly and severally agrees to indemnify the Indemnitees and hold the Indemnitees harmless against any and all liability, expense, loss or claim of damage or injury, made against such Indemnitee by any of the Borrowers or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of the Borrowers as herein provided, (b) the Agents and the Lenders relying on any instructions of the Administrative Borrower, or (c) any other action taken by any Agent or any Lender hereunder or under the other Loan Documents, provided there shall be no indemnification for gross negligence or willful misconduct by any Agent or any Lender.

                  Section 12.17 Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, including, without limitation, the Closing Fee, Loan Servicing Fee, the Loan Usage Servicing Fee, the Anniversary Fee, the Unused Line Fee and each fee payable pursuant to
Section 7.01(t), shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error.

                  Section 12.18 Binding Effect. This Agreement shall become effective when it shall have been executed by the Parent, each Loan Party, each Agent and each Lender and when the conditions precedent set forth in Section
5.01 hereof have been satisfied or waived in writing by the Agents, and thereafter shall be binding upon and inure to the benefit of the Parent, each Loan Party, each Agent and each Lender, and their respective successors and assigns, except that the Parent and the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of each Lender, and any assignment by any Lender shall be governed by
Section 12.07 hereof.

                  Section 12.19 Interest. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the

Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrowers); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrowers). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 12.19 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 12.19.

                  For purposes of this Section 12.19, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between the Borrowers, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America, the laws of England and Wales, the laws of the Republic of South Africa and the laws of Australia or any jurisdiction of Australia.

                  The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

                  Section 12.20 Confidentiality. Each Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Parent and the Loan Parties pursuant to this Agreement or the other Loan Documents which is identified in writing by the Parent and the Loan Parties as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process (including for the purpose of complying with the Exchange Act),
(ii) to counsel for any Agent or any Lender, (iii) to examiners, auditors, accountants or Securitization Parties, (iv) in connection with any litigation to which any Agent or any Lender is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 12.20. Each Agent and each Lender agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause (iv) hereof, it will make reasonable efforts to keep the Parent and the Loan Parties informed of such request or identification; provided that the Parent and each Loan Party acknowledges that each Agent and each Lender may make disclosure as required or requested by any Governmental Authority or representative thereof and that each Agent and each Lender may be subject to review by Securitization Parties or other regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information. Notwithstanding anything herein to the contrary, each Agent and each Lender (and each of their employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) provided to it relating to such tax treatment and tax structure. The foregoing is intended to comply with the presumption set forth in Treasury Regulation Section 1.6011-4(b)(3)(iii) and should be interpreted in a manner consistent with such regulation. Any disclosure, or permission to disclose, is not intended to waive the attorney-client privilege, the tax practitioner privilege under Section 7525 of the Internal Revenue Code, or related privileges.

                  Section 12.21 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                       BORROWERS:

                                       FOSTER WHEELER ENERGY LIMITED


                                       By: /s/ NICHOLAS CHRISTOPHER HOLT
                                          ------------------------------------
                                          Name:
                                          Title:

                                       PROCESS INDUSTRIES AGENCY LIMITED


                                       By: /s/ NICHOLAS CHRISTOPHER HOLT
                                          ------------------------------------
                                          Name:
                                          Title:

                                      FOSTER WHEELER SOUTH AFRICA (PTY) LIMITED


                                       By: /s/ NICHOLAS CHRISTOPHER HOLT
                                          ------------------------------------
                                          Name:
                                          Title:

                                       FOSTER WHEELER PROPERTIES (PTY) LIMITED


                                       By: /s/ NICHOLAS CHRISTOPHER HOLT
                                          ------------------------------------
                                          Name:
                                          Title:


                                       PARENT:

                                       FOSTER WHEELER LIMITED


                                       By: /s/ NICHOLAS CHRISTOPHER HOLT
                                          ------------------------------------
                                          Name:
                                          Title:

                                      GUARANTORS:

                                      FOSTER WHEELER (QLD) PTY LTD


                                       By: /s/ NICHOLAS CHRISTOPHER HOLT
                                          ------------------------------------
                                          Name:
                                          Title:

                                       FOSTER WHEELER (INDONESIA) LIMITED


                                       By: /s/ NICHOLAS CHRISTOPHER HOLT
                                          ------------------------------------
                                          Name:
                                          Title:

                                       FOSTER WHEELER (NIGERIA) LIMITED


                                       By: /s/ NICHOLAS CHRISTOPHER HOLT
                                          ------------------------------------
                                          Name:
                                          Title:

                                       FOSTER WHEELER AUTOMATED WELDING LIMITED


                                       By: /s/ NICHOLAS CHRISTOPHER HOLT
                                          ------------------------------------
                                          Name:
                                          Title:

                                       FOSTER WHEELER ENVIRONMENTAL (UK) LIMITED


                                       By: /s/ NICHOLAS CHRISTOPHER HOLT
                                          ------------------------------------
                                          Name:
                                          Title:

                                      FOSTER WHEELER (G.B.) LIMITED


                                       By: /s/ NICHOLAS CHRISTOPHER HOLT
                                          ------------------------------------
                                          Name:
                                          Title:

                                       FOSTER WHEELER (INDIA) LIMITED


                                       By: /s/ NICHOLAS CHRISTOPHER HOLT
                                          ------------------------------------
                                          Name:
                                          Title:

                                       FOSTER WHEELER (NORTHERN) LIMITED


                                       By: /s/ NICHOLAS CHRISTOPHER HOLT
                                          ------------------------------------
                                          Name:
                                          Title:

                                       FOSTER WHEELER (PACIFIC) LIMITED


                                       By: /s/ NICHOLAS CHRISTOPHER HOLT
                                          ------------------------------------
                                          Name:
                                          Title:

                                       FOSTER WHEELER PETROLEUM
                                       DEVELOPMENT & ASSOCIATES LIMITED


                                       By: /s/ NICHOLAS CHRISTOPHER HOLT
                                          ------------------------------------
                                          Name:
                                          Title:

                                       FOSTER WHEELER PETROLEUM
                                       DEVELOPMENT LIMITED


                                       By: /s/ NICHOLAS CHRISTOPHER HOLT
                                          ------------------------------------
                                          Name:
                                          Title:

                                       FOSTER WHEELER PETROLEUM
                                       DEVELOPMENT (NORWAY) LIMITED


                                       By: /s/ NICHOLAS CHRISTOPHER HOLT
                                          ------------------------------------
                                          Name:
                                          Title:

                                       FOSTER WHEELER (PROCESS PLANTS) LIMITED


                                       By: /s/ NICHOLAS CHRISTOPHER HOLT
                                          ------------------------------------
                                          Name:
                                          Title:

                                       PROCESS PLANTS SUPPLIERS LIMITED


                                       By: /s/ NICHOLAS CHRISTOPHER HOLT
                                          ------------------------------------
                                          Name:
                                          Title:

                                       FOSTER WHEELER SYNFUELS LIMITED


                                       By: /s/ NICHOLAS CHRISTOPHER HOLT
                                          ------------------------------------
                                          Name:
                                          Title:

                                       FOSTER WHEELER WORLD SERVICES LIMITED


                                       By: /s/ NICHOLAS CHRISTOPHER HOLT
                                          ------------------------------------
                                          Name:
                                          Title:

                                      FW MANAGEMENT OPERATIONS (U.K.) LIMITED


                                       By: /s/ NICHOLAS CHRISTOPHER HOLT
                                          ------------------------------------
                                          Name:
                                          Title:

                                       INTERNATIONAL MANAGEMENT SYSTEMS
                                       LIMITED


                                       By: /s/ NICHOLAS CHRISTOPHER HOLT
                                          ------------------------------------
                                          Name:
                                          Title:

                                       OPERATIONS INTERNATIONAL LIMITED


                                       By: /s/ NICHOLAS CHRISTOPHER HOLT
                                          ------------------------------------
                                          Name:
                                          Title:

                                       COLLATERAL AGENT,
                                       ADMINISTRATIVE AGENT AND LENDER:

                                       SABERASU JAPAN INVESTMENTS II B.V.


                                       By: /s/ BEN HUMMEL
                                          ------------------------------------
                                          Name: Ben Hummel
                                          Title: Managing Director


                                       By: /s/ JEROEN ZWEERTS
                                          ------------------------------------
                                          Name: Jeroen Zweerts
                                          Title: Managing Director